UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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OneMain Holdings, Inc.

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 PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING
OF STOCKHOLDERS
June 13, 2022
3:00 p.m. Central Time
601 NW Second Street
Evansville, Indiana 47708

Proxy Statement

We have provided you with this Notice of the 2022 Annual Meeting of Stockholders and proxy statement because the Board of Directors of OneMain Holdings, Inc. (the “Company” or “OneMain”) is soliciting your proxy to vote at the Company’s Annual Meeting of Stockholders to be held on June 13, 2022. This proxy statement contains information about the items to be voted upon at the Annual Meeting and information about the Company. Instructions on how to access this proxy statement and our 2021 Annual Report to Stockholders on the Internet or paper copies of this proxy statement and the Annual Report are first being sent or given to stockholders on or about April 29, 2022.

Message to Our Stockholders
April 29, 2022
Dear fellow stockholders:
We are pleased to invite you to attend our 2022 Annual Meeting of Stockholders, which will be held on June 13, 2022 at 3:00 p.m. Central Time, at our offices located at 601 NW Second Street, Evansville, Indiana 47708 (the “Annual Meeting”). Details regarding the business to be conducted at the Annual Meeting, proxy voting and other information about how to participate are more fully described in this proxy statement. Please read it carefully.
Your vote is important to us. Whether or not you are planning to attend the meeting, we encourage you to submit your proxy promptly so that your votes will be represented.
In 2021, we delivered strong financial results amidst the ongoing impact of the COVID-19 pandemic and continued to support our team members and our businesses to deliver substantial long-term value for our stockholders. Our management team focused on actions to support our mission of improving the financial well-being of hardworking Americans with a vision to be the partner of choice for the non-prime consumer, solving financial needs and enabling progress toward a better future. These strategic priorities helped us to continue positioning for the future, optimizing the business to accommodate future growth, maintaining and strengthening the balance sheet and driving our mission as a socially responsible company.
Throughout the year, the Board oversaw the development and execution of OneMain’s strategic plans, including investments in innovative offerings that will deepen engagement with customers and communities. Those investments included: the development of new partner distribution channels, which have already contributed to our growth; the launch of differentiated credit cards BrightWay and BrightWay+, which reward customers for good payment habits; the acquisition and integration of Trim, our customer-focused financial wellness FinTech platform; the issuance of our inaugural Social Bond, which furthers our commitment to financial inclusion with net proceeds of the issuance serving credit-disadvantaged communities around the country; the entry into a $4 million service contract with EVERFI, a global social-impact technology provider, to develop and distribute free, digital financial education to 1,500 high schools nationwide by the end of 2022; the institution of a number of new benefits for team members, including paid time off for vaccinations, child care benefits, enhanced coverage of health care costs, flexible scheduling and an employee stock purchase plan; continued support of customers through the extension of borrower’s assistance programs; and providing credit access to a consumer segment that is generally underserved by the traditional banking system.
Our ability to drive stockholder value and provide continued support to our customers and the communities where we are engaged depends on the success of our team members. OneMain is committed to a diverse, creative and inclusive work environment where all team members thrive. By promoting a diverse workforce, we are focusing on supporting a talent pool that reflects and celebrates the communities we serve. Our commitment to diversity begins with our Board, 50 percent of which is ethnically diverse and 25 percent of which is gender diverse. Together, we also continue to take important steps to promote sustainability and reduce our environmental impact, including efforts to reduce our carbon footprint, improve awareness, enhance reporting and serve those impacted by critical social issues.
We look forward to continuing to deliver value to our customers, stockholders and stakeholders. On behalf of the entire Board, we thank you for your support of the Board and OneMain.

Doug Shulman Chairman and Chief Executive Officer	Roy A. Guthrie Lead Independent Director
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Notice of the 2022 Annual Meeting of Stockholders
Date and Time	June 13, 2022 3:00 p.m. Central Time
Place	601 NW Second Street Evansville, Indiana 47708*
Meeting Agenda
 To elect three Class III directors, Valerie Soranno Keating, Aneek S. Mamik and Richard A. Smith, to serve until the 2025 Annual Meeting and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.
 To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for OneMain Holdings, Inc. for the year ending December 31, 2022.
 Such other business as may be properly brought before the meeting or any adjournments or postponements thereof.

Record Date	To vote, you must have been a stockholder at the close of business on April 21, 2022.
Voting Options	You have three options for submitting your vote before the Annual Meeting: • Internet, through computer or mobile device such as a tablet or smartphone; • Telephone; or • Mail.
Please vote as soon as possible, even if you plan to attend the Annual Meeting.
By order of the Board of Directors,
Jack R. Erkilla
Senior Vice President,
Deputy General Counsel and Secretary
April 29, 2022
*
If we determine that it is not possible or advisable to hold the Annual Meeting as planned due to COVID-19 or other considerations, we will publicly announce alternative arrangements as promptly as practicable, which may include holding the meeting in a different location or solely by means of remote communication (i.e., a virtual meeting). If you are planning to attend our Annual Meeting, please check our Investor Relations website at http://investor.onemainfinancial.com at least one week prior to the meeting date for any updated information.

ii

Fiscal Year 2021 Performance Overview
Net Income	Earnings per Diluted Share	Quarterly Dividend

Increase of 80% over 2020	Increase of 82% over 2020	Increase of 36% over Q4 2021

“We closed out a great 2021 with continued strong growth in receivables and on plan with an important credit card roll out. As we enter this year with good momentum, we remain focused on executing our key growth initiatives, driving robust stockholder returns and providing our customers with the products and services they need to help them progress to a better financial future.”

Doug Shulman Chairman and CEO

ESG Overview
We are delivering on our customer-focused mission. As the nation’s largest non-prime lender, we pride ourselves in providing access to responsible lending solutions that help our customers meet their financial needs and improve their financial well-being.
Our approach is guided by our three priorities:
Our approach to environmental, social and governance (“ESG”) practices is a natural extension of our reputation as a responsible lender with a commitment to customer service. Whether we are supporting team members, strengthening our communities, limiting our environmental impact or maintaining sound governance practices, we are unwavering in our customer-focused mission. We are focused on expanding our ESG initiatives and disclosures. As part of these efforts, we formalized our Board’s oversight of ESG policies and practices and formed the ESG Leadership Council, which consists of a diverse group of five senior executives that coordinate internal resources and report to the Board on relevant ESG topics.
Key ESG Initiatives
Environmental
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Committed to enhancing our sustainability reporting and disclosures to align to relevant frameworks and standards, including in our 2021 ESG Report, which will be published later this year

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Building capacity to track our energy, water and waste

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Implementing initiatives that reduce our impact on the environment

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Founding investor in BlackRock’s environmentally responsible money market fund, Liquid Environmentally Aware Fund

Social
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Issued inaugural Social Bond in 2021 that advances financial inclusion by providing responsible loans to credit-insecure and credit-at-risk communities, with a commitment that at least 75% of the loans are allocated to women and minority borrowers

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Developing a Social Asset-Backed Securities offering in early 2022 allocated to rural communities with at least 75% to borrowers with net incomes of  $50,000 or less

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Launched Credit Worthy by OneMain Financial, a free digital financial education curriculum in high schools across the country

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Offer team members Continuing Professional Education via online training

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Diversity Council led by top management to champion our inclusive culture

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Disclosure of EEO-1 Report

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Purchase and integration of Trim, a customer-focused financial wellness FinTech platform

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Continuing commitment to diversity and inclusion in our banking and broker relationships

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Partnering with affinity organizations to assist in recruiting a diverse workforce

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Instituted new benefits for team members including paid time off for vaccinations and volunteer time, child care benefits, elder care and coverage of health care costs

Key ESG Initiatives
Governance
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Added three new directors to the Board in 2021 and early 2022

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Enhanced Board diversity, with 50% of directors diverse by ethnicity and 25% diverse by gender

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Rotated chair of the Compensation Committee in 2021

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Added comprehensive director-specific skills matrix to the proxy statement to highlight the skills and experience most relevant to our business and strategy

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Formalized Board oversight of ESG by updating the Nominating and Corporate Governance Committee charter to highlight committee’s oversight of policies and practices relating to ESG matters

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Amended the Risk Committee charter to highlight committee’s oversight of cybersecurity, information security and data privacy

Voting Overview
This section summarizes information contained elsewhere in this proxy statement. These highlights do not contain all the information that you should consider before voting or provide a complete description of the topics covered. Please read this entire proxy statement before voting.
Proposal 1	The Board of Directors recommends a vote “FOR” this proposal
To elect three Class III directors, Valerie Soranno Keating, Aneek S. Mamik and Richard A. Smith, to serve until the 2025 Annual Meeting and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.	Additional information can be found on page 5
Proposal 2	The Board of Directors recommends a vote “FOR” this proposal
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for OneMain Holdings, Inc. for the year ending December 31, 2022.	Additional information can be found on page 59
Stockholders will also attend to such other business as may be properly brought before the meeting or any adjournments or postponements thereof.

Corporate Governance
Proposal 1 – Election of Directors
The terms of the Class III directors, consisting of Valerie Soranno Keating, Aneek S. Mamik and Richard A. Smith, will expire at the Annual Meeting. Each incumbent Class III director has been nominated by the Board to serve as a continuing director for a new three-year term expiring at the 2025 Annual Meeting of Stockholders and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.
In determining whether to nominate each of the Class III directors for another term, the Board considered the factors discussed below under “Corporate Governance — The Board of Directors — Selection of Director Nominees” and concluded that each possesses the talents, backgrounds, perspectives, attributes and skills that will enable them to continue to provide valuable insights to Company management and play an important role in helping the Company achieve its goals and objectives.
The Board recommends a vote “FOR” the election of each of the nominees listed above for director.
The Board of Directors
Name and Principal Occupation	Director Since	Committee Memberships
Douglas H. Shulman Chief Executive Officer and Chairman of OneMain Holdings, Inc.	2018	Executive
Roy A. Guthrie Retired Executive Vice President and Chief Financial Officer of Discover Financial Services	2012	Audit (Chair) Compensation (Chair) Executive Risk
Philip L. Bronner Co-founder of Ardent Venture Partners	2021	Audit
Phyllis R. Caldwell Founder of Wroxton Civic Ventures LLC	2021	Compliance Nominating and Corporate Governance (“NCG”)
Toos N. Daruvala Senior Partner Emeritus of McKinsey & Company	2022	Compliance Risk

Name and Principal Occupation	Director Since	Committee Memberships
Valerie Soranno Keating Senior Advisor to Private Equity Firms and Former Chief Executive Officer of Barclaycard	2018	Compliance (Chair) Risk
Aneek S. Mamik Partner and Global Co-Head at Värde Partners, Inc.	2018	Compensation Executive NCG Risk (Chair)
Richard A. Smith Retired Chairman, Chief Executive Officer and President of Realogy Holdings Corp.	2018	Audit Compensation NCG (Chair)
The individuals nominated for re-election at the Annual Meeting and our continuing directors possess the skills and qualifications needed to effectively oversee OneMain’s operations. Our directors have diverse backgrounds and experiences and have demonstrated a commitment to strong corporate governance, stockholder engagement and sustainability.
Board Snapshot
Director Diversity and Tenure
Board Qualifications and Skills
Our directors have significant business experience in key areas of our operations that allow them to effectively fulfill their oversight responsibilities with respect to our management and strategy. Our directors possess a broad range of qualifications, skills and viewpoints that are important to their oversight responsibilities, including financial industry, risk management, accounting and financial reporting, corporate governance and cybersecurity. Our directors also have personal traits such as integrity, character and sound business judgment that are essential to effective corporate governance.
Listed below are the skills and experience that we consider important for our directors in light of our current business and structure. The directors’ biographies note each director’s relevant experience, qualifications and skills in these key areas.

Key Qualifications and Skills for OneMain Directors
Accounting and Auditing. Experience overseeing the preparation of financial statements and the design and implementation of internal control over financial reporting or auditing public company financial statements facilitates oversight of public company reporting.
Consumer Finance. Experience with retail banking, consumer lending and finance, consumer loans or credit cards provides knowledge of the risks and opportunities that can impact our business and a detailed understanding of consumers.
Corporate Governance and Responsibility. Experience with corporate governance matters including board and management accountability, assessing or overseeing risk management and a deep understanding of ESG-related practices that align with the interests of investors and other stakeholders ensures proper oversight and protection of stakeholders’ interests.
Finance and Capital Markets. Experience with capital and credit markets, financing and funding operations assists our directors in understanding, advising on and overseeing our capital structure, financing, capital allocation and investing activities.
Government, Legal and Regulatory. Public policy and public service experience in government agencies, non-governmental organizations or non-profit associations provides insights that help the Company work constructively with federal, state and local lawmakers and policymakers and experience with understanding legal and regulatory environments and frameworks assists the Board in fulfilling its compliance oversight responsibilities.
Human Capital Management. Experience with managing and developing a workforce, managing compensation, overseeing inclusion and diversity efforts, implementing succession planning and talent management and managing other human capital initiatives helps to align our organization’s culture.
Public Company Board Experience. Experience as a director on other public company boards of directors provides valuable perspective and oversight experience.
Risk Management. Experience assessing risk management at a large organization, including risks arising from regulation, cybersecurity and data privacy concerns, provides valuable knowledge and guidance to the Board and enhances its ability to conduct effective oversight of significant risks facing the Company.
Senior Executive Leadership. Experience in a leadership role, including CEO, CFO or as another executive-level manager, provides experience and perspective to advise and oversee the performance of our management team.
Technology and Innovation. Experience with digital, technological and financial technology trends and changes, disruptive innovation and technological investment provides valuable knowledge and guidance to the Board.

Director Skills Matrix
The following matrix identifies the primary skills that the NCG Committee and the Board considered in connection with our director nominees. This high level summary is not intended to be an exhaustive list of each director nominee’s contributions to the Board.

Director Biographies
The principal occupation, age and certain other information for each director nominee and the continuing directors serving unexpired terms are set forth below.
Class III Director Nominees — Terms expire in 2022
Valerie Soranno Keating, age 58
Ms. Keating has been senior advisor to a number of private equity firms in the U.S. and Europe since 2017. From November 2009 through May 2015, she was the Chief Executive Officer of Barclaycard, the global payments division of Barclays PLC (“Barclays”), with $60 billion in assets and over 30 million customers throughout the U.S., Europe and South Africa. Businesses in the Barclaycard portfolio included consumer credit, charge and prepaid cards, digital and in-store sales finance, commercial payments, online personal loans, online deposits, digital merchant offers, wearable payment devices and merchant acquisition.
Before joining Barclays, Ms. Keating held a variety of executive positions at American Express Company from May 1993 through May 2009, including President, Travelers Cheques & Prepaid Services; Executive Vice President, Global Commercial Services; Executive Vice President, Global Merchant Services, Emerging Global Businesses & Network Expansion; and Vice President, Corporate Strategic Planning. Prior to that, she was a management consultant at Kearney, Inc. from September 1985 through July 1991 and at the Amherst Group Limited from July 1991 through May 1993. Ms. Keating has served on the board of CPI Card Group Inc. (where she is also Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee) since May 2018 and Finserv Acquisition Corp. II (where she is also a member of the Audit Committee) since February 2021.
Qualifications and Skills. Ms. Keating’s success as the Chief Executive Officer of Barclaycard, as well as her many years of experience in and knowledge of the consumer finance industry, led the Board to determine that she is qualified to continue serving as a director and that she should be nominated for re-election to the Board.

Director Since 2018 Committees Compliance (Chair) Risk

Aneek S. Mamik, age 43
Mr. Mamik is a partner and Global Co-Head of Värde Partners, Inc. (“Värde”). He oversees credit and equity investments in consumer finance, commercial finance, as well as other sectors of specialty lending. Mr. Mamik is a member of the firm’s investment committee. Based in New York, he joined Värde in 2016, initially as Head of Financial Services for North America.
Prior to joining Värde, Mr. Mamik spent 15 years at General Electric, where he most recently led mergers and acquisitions for GE Capital Headquarters (“GE Capital”). He led the initial public offering and subsequent $20 billion stock split off of Synchrony Financial. Mr. Mamik pursued acquisitions globally as part of GE Capital’s expansion and led some of the largest transactions in specialty finance. While at GE Capital, Mr. Mamik also had senior executive experience in capital allocation, strategy and finance across consumer and commercial lending.
Qualifications and Skills. Mr. Mamik’s extensive experience in the consumer finance industry, private equity experience, and familiarity with the Company led the Board to determine that he is qualified to continue serving as a director and that he should be nominated for re-election to the Board.

Director Since 2018 Committees Risk (Chair) Compensation Executive Nominating and Corporate Governance
Richard A. Smith, age 68
Mr. Smith is the retired Chairman, Chief Executive Officer and President of Realogy Holdings Corp. (“Realogy”), which at the time of his retirement was a global leader in residential real estate franchising with company-owned real estate brokerage operations, as well as relocation, title and settlement services. Prior to his retirement in December 2017, Mr. Smith led Realogy’s business operations for 21 years. Under Mr. Smith’s leadership, Realogy was recognized as one of the World’s Most Ethical Companies by Ethisphere Institute for seven consecutive years.
Mr. Smith is a former member of the Business Roundtable, an association of chief executive officers of leading U.S. companies, a former commissioner on the Bipartisan Policy Center’s Housing Commission, and previously served on the Executive Committee of the Policy Advisory Board for Harvard University’s Joint Center for Housing Studies.
Mr. Smith has served as a director and member of the Audit, Nominating and Compensation Committees of TZP Strategies Acquisition Corp., a special purpose acquisition company, since January 2021. In addition, Mr. Smith was a member of the board of directors of Total Systems Services, Inc., a NYSE-listed company headquartered in Columbus, Georgia, prior to its 2019 merger with Global Payments Network, a NYSE-listed company headquartered in Atlanta, Georgia.
Qualifications and Skills. Mr. Smith’s experience and success as a chief executive officer of a public company led the Board to determine that he is qualified to continue serving as a director and that he should be nominated for re-election to the Board.

Director Since 2018 Committees Nominating and Corporate Governance (Chair) Audit Compensation

Class I Directors — Terms expire in 2023
Phyllis R. Caldwell, age 62
Ms. Caldwell currently serves as Chair of the Board of Directors of Ocwen Financial Corp., a non-bank mortgage servicer and originator, where she has served as a director since January 2015. She is founder and managing member of Wroxton Civic Ventures, LLC, which provides advisory services on various financial, housing and economic development matters, a position she has held since January 2012. She currently serves on the board of JBG Smith Properties, a position she has held since March 2021. In addition, she was elected to the board of Oaktree Specialty Lending Corporation, a business development company, effective December 31, 2021. She served on the board of Revolution Acceleration Acquisition Corp, a special purpose acquisition corporation, from December 2020 to July 2021. From January 2014 to September 2018, Ms. Caldwell served as a director and member of the Audit Committee of American Capital Senior Floating, Ltd., a business development company.
Previously, Ms. Caldwell was Chief Homeownership Preservation Officer at the U.S. Department of the Treasury, responsible for oversight of the U.S. housing market stabilization, economic recovery and foreclosure prevention initiatives, from November 2009 to December 2011.
In addition, Ms. Caldwell held various leadership roles in commercial real estate finance during her eleven years at Bank of America until her retirement from Bank of America in 2007, serving most recently as President of Community Development Banking. From January 2014 until March 2021, Ms. Caldwell served as an independent director of City First Bank of DC.
Qualifications and Skills. Ms. Caldwell’s extensive experience in the housing and financial services industries, both in the private sector and as a senior government official, and her experience as a board member of other public companies in the financial services industry led the Board to determine that she is qualified to continue serving as a director.

Director Since 2021 Committees Compliance Nominating and Corporate Governance

Roy A. Guthrie, age 69
Mr. Guthrie has served as our Lead Independent Director since the 2014 Annual Meeting of Stockholders. He previously served as Executive Vice President and Chief Financial Officer of Discover Financial Services (“Discover”), a direct banking and payment services company, from 2005 through April 2011. He retired from Discover in January 2012. Prior to joining Discover, Mr. Guthrie was President and Chief Executive Officer of CitiFinancial International, LTD, a consumer finance business of Citigroup Inc. (“Citigroup”), from 2000 to 2004. In addition, Mr. Guthrie served on Citigroup’s management committee during this period of time. Mr. Guthrie also served as the President and Chief Executive Officer of CitiCapital from 2000 to 2001. Mr. Guthrie served as Chief Financial Officer of Associates First Capital Corporation, a consumer finance lender, from 1996 to 2000, while it was a public company, and served as a member of its board of directors from 1998 to 2000. Prior to that, Mr. Guthrie served in various positions at Associates First Capital Corporation, including Corporate Controller from 1989 to 1996.
In addition, Mr. Guthrie has served as a director and member of the Audit Committee of Nationstar Mortgage Holdings Inc., a residential mortgage loan originator and servicer, and its successor, Mr. Cooper Group Inc., since February 2012. He has served as a director and Chairman of the Risk Committee of Synchrony Financial, a private label credit card issuer, since July 2014. In addition, he has served as a director of Cascade Acquisition Corp. since its initial public offering in November 2020. He previously served as Chief Executive Officer of Renovate America, Inc. from October 2017 through December 2020.
Qualifications and Skills. Mr. Guthrie’s experience as a chief financial officer of two publicly traded companies, his vast experience with and knowledge of the consumer finance industry, his experience and background in finance and accounting, and his experience as a director and executive officer of publicly traded companies led the Board to determine that he is qualified to continue serving as a director.

Director Since 2012 Committees Audit (Chair) Compensation (Chair) Executive Risk
Class II Directors — Terms expire in 2024
Philip L. Bronner, age 51
Mr. Bronner is the co-founder of Ardent Venture Partners and is an investor in Method Financial and Collective. Before co-founding Ardent Venture Partners, Mr. Bronner was a founder and managing member of Summer League Ventures. Prior to Summer League Ventures, Mr. Bronner was a General Partner with Novak Biddle Venture Partners. Over the course of his career, Mr. Bronner has led 16, and was actively involved in 20, investments, totaling over $100 million. Mr. Bronner was the founder of Quad Learning, a venture-backed startup acquired by Wellspring Higher Education, served as a management consultant at McKinsey & Co. (“McKinsey”) and worked as a software engineer at IBM.
Qualifications and Skills. Mr. Bronner’s experience as an active investor in financial technology companies and cloud software-based businesses led the Board to determine that he is qualified to continue serving as a director.

Director Since 2021 Committees Audit

Toos N. Daruvala, age 66
Mr. Daruvala joined McKinsey in 1983, was elected Senior Partner in 1995, and retired from the firm in 2015. At McKinsey, Mr. Daruvala led the Americas Risk Management Practice, the Americas Banking and Securities Practice and the build-out of McKinsey’s global Risk Advanced Analytics capability. Over the course of his career, he worked with financial services institutions on a broad range of strategic and operational matters. From 2016 to 2021, he was co-Chief Executive Officer of MIO Partners, an investment company.
Mr. Daruvala currently serves on the board of the Royal Bank of Canada and previously served as the Chairman of the Risk Committee. He served on the board of Cardconnect Corp., a provider of payment processing and technology services, from April to July 2017. He is an adjunct professor and Executive-in-Residence at Columbia Business School.
Qualifications and Skills. Mr. Daruvala’s experience in financial services, risk, data and analytics led the Board to determine that he is qualified to continue serving as a director.

Director Since 2022 Committees Compliance Risk
Douglas H. Shulman, age 54
Mr. Shulman joined the Company as President and Chief Executive Officer (“CEO”) in September 2018 and has served as Chairman of the Board since January 2021. He has significant experience managing large, complex organizations at the intersection of financial services, data and technology. He came to the Company from BNY Mellon, a global investments company, where he served as Senior Executive Vice President, Global Head of Client Service Delivery from 2014 to 2018 and was a member of the Executive Committee. Prior to BNY Mellon, he was a Senior Advisor at McKinsey from 2013 to 2014.
From 2008 to 2012, Mr. Shulman served as the Commissioner of the Internal Revenue Service, where he directed a transformation of the agency’s technology, drove customer service metrics to historic levels and led important breakthroughs in addressing international tax evasion. Previously, Mr. Shulman was Vice Chairman and, before that, President of Markets, Services and Information at the Financial Industry Regulatory Authority and its predecessor company, the National Association of Securities Dealers, Inc., when it owned the Nasdaq Stock Market and the American Stock Exchange.
Earlier in his career, Mr. Shulman was an entrepreneur, a vice president at a private investment firm and part of the founding team that launched Teach for America, a national non-profit that places teachers in low-income communities.
Qualifications and Skills. Mr. Shulman’s experience in the financial services industry and government and his experience as our Chairman and Chief Executive Officer led the Board to determine that he is qualified to continue serving as a director.

Director Since 2018 Committees Executive
Director Independence
The Board has affirmatively determined that Philip L. Bronner, Phyllis R. Caldwell, Toos N. Daruvala, Roy A. Guthrie, Aneek S. Mamik and Richard A. Smith qualify as independent under Section 303A.02 of the New York Stock Exchange (“NYSE”) corporate governance listing standards. In addition, the Board previously determined that our former directors, Lisa Green Hall, Peter B. Sinensky and Matthew R. Michelini qualified as independent under NYSE listing standards. In making its independence determinations, the Board considers the specific tests for independence included in the NYSE listing standards. The Board considers whether directors have a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of directors. When assessing materiality, the Board considers all relevant facts and circumstances, including transactions between the Company and the director, family members of directors and organizations with which the director is affiliated. The Board further considers the frequency of and dollar amounts associated with these transactions and whether the transactions were in the ordinary course of business and were consummated on terms and conditions similar to those with unrelated parties. The Board has determined that Valerie Soranno Keating does not qualify as an independent director under Section 303A.02 of the NYSE corporate governance listing standards due to compensation she received in November 2020 in recognition of services provided in helping the Company develop credit card offerings.
In affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board also specifically considers factors relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in making judgments about the Company’s executive compensation, including sources of the director’s compensation and relationships of the director to the Company or senior management.
Selection of Director Nominees
Although the Board retains ultimate responsibility for nominating members for election to the Board, the NCG Committee of the Board conducts the initial screening and evaluates individual directors at least annually. We regularly assess the composition of our Board and consider the results as part of our assessment process and nomination process. As provided in our Corporate Governance Guidelines, director nominees, including those directors eligible to stand for re-election, are selected based on, among other things, the following factors:

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whether the nominee has demonstrated, by significant accomplishment in his or her field, an ability to make meaningful contributions to the Board’s oversight of the business and affairs of the Company;

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the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities;

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the nominee’s experiences, skills and expertise;

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diversity considerations;

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the nominee’s business judgment;

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the nominee’s impact on the composition of the Board;

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requirements of applicable laws and NYSE listing standards;

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the nominee’s time availability and dedication; and

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the nominee’s potential conflicts of interest.

The NCG Committee recommends the nomination of directors who represent different qualities and attributes and a mix of professional and personal backgrounds and experiences that will enhance the quality of the Board’s deliberations and oversight of our business and strategy. Diversity is one of the factors that the NCG Committee considers in identifying director nominees, including diversity of thought, educational and professional background, gender, race, age, sexual orientation and ethnic or national background.
We are committed to regular Board refreshment. Since the 2021 Annual Meeting of Stockholders, three directors have departed and three new independent directors have been appointed to the Board. We provide new directors with a director orientation program to familiarize such directors with, among other things, our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, Code of Business Conduct and Ethics (the “Code of Conduct”), Corporate Governance Guidelines, executive officers, internal auditors and independent auditors.

In conducting the screening and evaluation of potential director nominees, the NCG Committee considers candidates recommended by directors and the Company’s management, as well as recommendations from Company stockholders. Our Amended and Restated Bylaws, as amended (the “Bylaws”), include procedures for stockholders to nominate candidates to serve on the Board for election at any Annual Meeting or at any special meeting called for the purpose of electing directors. As a result, the NCG Committee has not implemented a separate policy with regard to such procedures since stockholders may submit recommendations for director candidates by following the procedures set forth in the Bylaws.
It is the general policy of the Company, as set forth in the Company’s Corporate Governance Guidelines, that no director having attained the age of 75 years will stand for re-election. In connection with each director nomination recommendation, the NCG Committee considers the issue of continuing director tenure and takes appropriate steps to ensure that the Board maintains an openness to new ideas and a willingness to critically re-examine the status quo.
Stockholder Nominations
The Bylaws require a stockholder who desires to nominate a candidate for election to the Board at an annual meeting of stockholders to timely submit certain information to Secretary, OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708. This information includes, among other things:

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the stockholder’s name and address, and the class, series and number of shares that he or she beneficially owns;

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a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting;

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the name, address and certain other information regarding the stockholder’s nominee for director;

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a description of any arrangement or understanding between the stockholder and the director nominee or any other person (naming such person(s)) in connection with the making of such nomination to the Board; and

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a completed questionnaire with respect to the prospective nominee’s background and the background of any other person on whose behalf the nomination is being made, and certain written representations and agreements from such persons concerning their independence and compliance with applicable laws.

To be timely, a stockholder must submit the information required by the Bylaws not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding Annual Meeting of stockholders. The By-laws include special notice provisions if no annual meeting was held in the previous year or if the Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the preceding Annual Meeting.
Board Responsibilities
Overview
Our business is managed by our team members under the direction and oversight of the Board. Among other responsibilities discussed below, the Board reviews, monitors and, where appropriate, approves fundamental financial and business strategies and major corporate actions. The Board is elected by stockholders to provide advice and counsel to and oversee management to ensure that the interests of our stockholders and other corporate constituents are being served with a view toward maximizing our long-term value.
Directors exercise their oversight responsibilities through discussions with management, review of materials management provides to them, visits to our offices and facilities, and their participation in Board and committee meetings.

Risk Oversight
While management is responsible for day-to-day risk management of the Company’s operations, the Board is responsible for overseeing enterprise-wide risks. The Board uses its standing committees (discussed below) to monitor and address risk management within the scope of each committee’s expertise or charter.
Committee Roles in Risk Oversight
Audit Committee	Risk Committee

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Oversees the financial statements, accounting and auditing functions and related risk

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Responsible for engagement, compensation and oversight of our independent registered public accounting firm

•
Oversees the development and implementation of systems and processes to identify, manage and mitigate reasonably foreseeable material risks to the Company

•
Assists the Board and its committees in fulfilling their responsibilities for risk management, including cybersecurity and data privacy risks

Compliance Committee	Compensation Committee
• Oversees legal and regulatory compliance matters • Monitors regulatory risks and ensures that there are appropriate policies, procedures and controls to address them
•
Oversees the Company’s compensation programs, including goals, objectives, performance and compensation for our CEO and other executive officers

•
Oversees compensation disclosure in this proxy statement

NCG Committee

•
Oversees director qualifications, Board structure and our director nomination process

•
Oversees corporate governance matters, including our policies and practices relating to corporate responsibility, including ESG matters

In addition to getting information from its committees, the Board also receives updates directly from members of management.
Environmental, Social and Governance Responsibility
Our approach to ESG is a natural extension of our reputation as a responsible lender with a track record of superb customer service. Whether we are supporting team members, strengthening communities, limiting our environmental impact or maintaining sound governance practices, we are unwavering in our customer-focused mission. We identify where we can have the most impact, collectively and individually, and make sure each team member is equipped to inspire and influence others to live and work responsibly.
The Board oversees sustainability and ESG matters, including our approach to key ESG risks. The NCG Committee also oversees and reviews with the Board the Company’s policies and practices relating to ESG matters and discusses with management reports on the Company’s progress and reporting on ESG-related matters and communications with investors and other stakeholders regarding these matters. This oversight responsibility was recently formalized through an update to the NCG Committee charter.
In 2021, we issued our second ESG Report, which updates stakeholders on the progress that we made on our ESG initiatives in 2020. Our 2020 ESG Report is available on our website in the “About Us” section. The information on our website is not incorporated by reference into this proxy statement. Highlights of our ESG program and initiatives are included on pages 2 and 3 of this proxy statement. We are also focused on enhancing our ESG reporting and disclosures to align to relevant frameworks and standards, including in our forthcoming 2021 ESG Report.

Human Capital Management
OneMain’s commitment to our communities starts with recruiting, developing and supporting approximately 8,800 team members that reflect and celebrate the customers we serve. A diverse talent pool and inclusive work environment makes us stronger and helps us fulfill our mission to improve the financial well-being of hardworking Americans. Acting with integrity, transparency and respect are at the heart of our success, and these ethical values inform our interactions with customers and with each other.
The Compensation Committee oversees and regularly engages with our senior management on a broad range of human capital management topics, including diversity and inclusion, employee engagement feedback, talent management and compensation and benefits.
OneMain’s Diversity Council is led by our CEO and Chief Human Resources Officer, and consists of 12 other team members representing a wide range of roles and geographies. The Diversity Council provides thought leadership, champions our culture of inclusion and supports diversity initiatives across the organization. We require diverse candidate slates for leadership roles and have established partnerships with external organizations to help recruit a diverse workforce. We require all team members to participate in diversity training. This commitment to diversity begins with our Board, whose membership includes 50% ethnic or racial minorities and 25% women.
In 2021, we reinforced our commitment to fostering a diverse and inclusive workplace by announcing career development and mentoring programs for underrepresented groups, including high-potential women and people of color. We increased diverse recruitment and hiring practices, updated our application process to be gender inclusive and enhanced companywide training. The Company’s 2021 U.S. Equal Employment Opportunity Report (EEO-1) is available on our investor relations website, further demonstrating our commitment to accountability and transparency. The information on our website is not incorporated by reference into this proxy statement.
Our culture is driven by a dynamic team committed to our mission and values. All managers are accountable for attracting and retaining high-quality, diverse talent and creating a respectful, inclusive work environment as part of their goals and leadership attributes, and all managers have a diversity and inclusion goal included in their annual review. Each year, team members have the opportunity to provide candid feedback about their level of connection to the Company (engagement) and whether they have the tools and resources to succeed (enablement) in our Employee Engagement Survey. This information is shared with our Board and management. In 2021, 84% of team members participated in the Employee Engagement Survey.
We invest in our team members and believe training and professional development is critical to maintaining our talent competitiveness and providing best-in-class service for our customers. OneMain empowers team members at all levels of our organization with the tools and personal and professional support to further their careers. We conduct regular employee trainings, including Leadership Development, Continuing Professional Education and leadership development at each level. Team members are guided through their performance management with regular goal setting and coaching.
Our compensation and benefits package includes competitive pay, healthcare and retirement benefits and eligibility to participate in our employee stock purchase plan, as well as paid time off and holidays, parental leave, disability benefits, military leave, childcare and eldercare assistance and paid development and volunteer time off, along with other benefits and employee resources. We offer performance pay to reward outstanding performance and encourage career development.
In 2021, we reinforced our commitment to being a great place to work with a number of new and existing benefits focused on supporting the health and wellness of our team members. These included an activity reimbursement benefit, access to subsidized back-up child and elder care, classes focused on mental and physical fitness and nutrition, a smoking cessation program, virtual health and mental health visits and support for hybrid ways of working.

Cybersecurity Oversight
Cybersecurity, data protection and privacy are critically important for the Company to maintain the trust of our customers, team members and other stakeholders. Risks, regulations, legislative activity and litigation in these areas continue to increase worldwide. In response, the Company, overseen by the Board and its Risk Committee, regularly adapts its cybersecurity program to an evolving landscape of emerging threats, evaluates effectiveness of key security controls, and assesses best practices for cybersecurity. The Company’s cybersecurity program provides a framework for compliance with applicable privacy, data protection and cybersecurity laws and protection against known or evolving threats to the security or integrity of customer records and information, and against unauthorized access to or use of such information. Our regulators are increasingly focused on ensuring that these policies are adequate to address consumer privacy rights and appropriately safeguard their personal information.
In addition to regular communication with the Risk Committee, at least annually, the Chief Information Security Officer provides a cybersecurity report to the Board to inform them of the general state of the Company’s cybersecurity program. The report covers the following, but not limited to, the cybersecurity posture, threat environment, material cybersecurity risks and events, cybersecurity program improvements and effectiveness.
The following are some highlights of the Company’s cybersecurity program:
•
the Company did not experience a material cybersecurity incident or significant data breach in 2021;

•
the Company allocated additional people and technology resources to address increased cybersecurity threats from the expansion of our digital presence and product offerings, suppliers and vendors and internal threats due to intentional or unintentional human risk;

•
the Company hired new leadership talent for our cybersecurity team and engaged third-party subject matter expertise to mature our cybersecurity capabilities;

•
employees are required to abide by our information security and privacy policies;

•
employees are required to participate in formal cybersecurity training; and

•
the Company renewed its cyber liability insurance coverage.

The Company’s 2022 cybersecurity strategy is focused on improving our readiness to identify, detect and respond to cybersecurity threats (such as ransomware and phishing attacks) by maturing our cybersecurity resilience capabilities, incident response processes, vendor and supplier oversight and continuing to reduce human risk.
Management Succession Planning
Our Board considers the selection, retention and succession planning for our management team to be one of its most important priorities. Succession planning is discussed at regularly scheduled meetings, including in executive sessions of the Board. Our NCG Committee has primary responsibility for executive succession planning, including policies and guidelines regarding succession in the event of an emergency or the retirement of our CEO, which it then presents and makes recommendations to the full Board. Our Board discusses management succession with our CEO, including evaluation of potential internal candidates for succession and focus on particular individuals, as appropriate.
Stockholder Engagement
The Board values engagement and discussion with stockholders as part of our commitment to good governance. Since our 2021 Annual Meeting, we formalized an ESG-focused stockholder engagement program, in addition to our normal course investor relations outreach in connection with quarterly earnings calls, investor and industry conferences and analyst meetings. As part of our ESG-focused outreach, we reached out to our top stockholders representing approximately 40% of shares outstanding and met with all stockholders who accepted our invitation, representing 25% of shares outstanding. We have also increasingly had conversations with other stakeholders on ESG-related topics, and reached out to the leading proxy advisory firms. This engagement helps us to understand stockholder priorities and perspectives, and the feedback from this dialogue is shared with our NCG Committee.
Conversations with stockholders covered a variety of governance and compensation-related topics, including:
Differentiated business strategy and mission
Evolution of stockholder base
Board composition and refreshment

Corporate responsibility and sustainability
Workforce diversity and inclusion

Executive compensation program and philosophy
Corporate governance practices

Board Structure
Board Classes
Our Restated Certificate of Incorporation, as amended (the “Charter”) provides that the Board shall consist of not less than three and not more than eleven directors, as may be determined from time to time by a majority of the entire Board. Our Board consists of eight members divided into three classes. As of the date of this proxy statement, seven of the eight members of the Board are non-employee directors.
The Company’s Board is currently classified as follows:
Class	Term Expiration	Directors
Class III	2022	Valerie Soranno Keating Aneek S. Mamik Richard A. Smith
Class I	2023	Phyllis R. Caldwell Roy A. Guthrie
Class II	2024	Philip L. Bronner Toos N. Daruvala Douglas H. Shulman
The Charter does not provide for cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of Company common stock can elect all of the directors standing for election.
See also the discussion under the caption “Certain Relationships and Related Party Transactions — Consortium Transactions” below.
Lead Independent Director
Our Lead Independent Director provides robust independent Board leadership. The Lead Independent Director’s responsibilities include presiding over executive sessions of the independent directors and serving as an informal liaison between the independent directors and the Chairman and CEO.
The Lead Independent Director’s additional responsibilities include:
•
consulting with the Chairman and CEO regarding the content, information and schedules of meetings of the Board;

•
fostering an environment of open dialogue and constructive feedback among the independent directors;

•
providing feedback to the Chairman and CEO regarding executive sessions of the independent directors;

•
facilitating the effective functioning of key committees;

•
ensuring the Board has the ability to provide input on long-term strategy;

•
participating in succession planning for senior management;

•
providing guidance on director succession and development; and

•
communicating with stockholders as necessary and after discussions with the Chairman and CEO.

Our Board appoints the Lead Independent Director annually. We regularly review our Board leadership structure and have concluded that this structure is currently in the best interest of our stockholders.
Mr. Guthrie has served as our Lead Independent Director since the 2014 Annual Meeting of Stockholders. The Company’s non-executive directors met in executive session without management four times in 2021.
Committees of the Board
The Board has five principal standing committees: the Audit, NCG, Compensation, Compliance and Risk Committees, as well as an Executive Committee. The Audit Committee, the NCG Committee and the Compensation Committee consist entirely of non-employee directors, and the Board has determined that each member of these committees is “independent” within the meaning of the NYSE listing standards. Members of the Compliance and Risk Committees are not required to be independent directors. Each of the Board’s five principal standing committees operates pursuant to a written charter, and each such charter is available on our Investors Relations website at http://investor.onemainfinancial.com and is also available to stockholders upon written request, addressed to: Secretary, OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708.
Audit Committee
Members	Responsibilities and Purposes
•
Roy A. Guthrie (Chair)

•
Philip L. Bronner

•
Richard A. Smith

The Board has determined that: (i) each member of the Audit Committee is “independent”; (ii) each member of the Audit Committee is “financially literate”; and (iii) Mr. Guthrie is an “audit committee financial expert,” as such terms are defined under the Exchange Act or the NYSE listing standards, as applicable.
The Audit Committee met nine times in 2021.

•
Assisting the Board in its oversight of:

•
the integrity of the Company’s financial statements;

•
the Company’s compliance with legal and regulatory requirements;

•
the annual independent audit of the Company’s financial statements, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance; and

•
the performance of the Company’s financial reporting process and internal audit function and whether to recommend to stockholders the appointment, retention or termination of the Company’s independent registered public accounting firm;

•
Reviewing, approving or ratifying related party transactions and other matters that may pose conflicts of interest;

•
Pre-approving all audit, audit-related and other services, if any, to be provided by the independent registered public accounting firm; and

•
Participating in the certification process relating to the filing of certain periodic reports pursuant to the Exchange Act and preparing the Report of the Audit Committee required under the proxy rules of the SEC to be included in the proxy statement for each annual meeting of stockholders.

Compensation Committee
Members	Responsibilities and Purposes
•
Roy A. Guthrie (Chair)

•
Aneek S. Mamik

•
Richard A. Smith

The Board has determined that each member of the Compensation Committee is “independent” within the meaning of the NYSE listing standards. The “independent” directors who are appointed to the Compensation Committee are also “non-employee” directors, as defined in Rule 16b-3(b)(3) under the Exchange Act.
The Compensation Committee met ten times in 2021.

•
Overseeing the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its material incentive-compensation and equity-based plans;

•
Evaluating annually the appropriate level of compensation for Board and committee service by non-employee directors;

•
Evaluating the performance of the President and CEO and other executive officers;

•
Reviewing and discussing with management the Company’s Compensation Discussion and Analysis to be included in the Company’s annual proxy statement filed with the SEC;

•
Retaining and terminating compensation consultants as the Compensation Committee deems appropriate and approving the terms of any such engagement; and

•
Preparing the Report of the Compensation Committee as required by the rules of the SEC.

Additional information regarding the Compensation Committee’s processes and procedures for consideration of director compensation and executive compensation are set forth below under “Director Compensation — Non-Employee Director Compensation” and “Executive Compensation — Compensation Discussion and Analysis,” respectively.

Compliance Committee
Members	Responsibilities and Purposes
• Valerie Soranno Keating (Chair) • Phyllis R. Caldwell • Toos N. Daruvala The Compliance Committee met five times in 2021.
•
Overseeing the Company’s systems to comply with laws and regulations and related programs, policies and procedures, other than matters of financial reporting compliance, which are the responsibility of the Audit Committee; and

•
Assisting the Board in its oversight function with respect to:

•
ensuring that the Company has an effective compliance program;

•
monitoring regulatory risks and ensuring that there are appropriate policies, procedures and controls to address them;

•
the Company’s relationships with regulators; and

•
identifying changes to laws, regulations and best practices that may require changes to compliance programs or business practices.

Executive Committee
Members	Responsibilities and Purposes
• Douglas H. Shulman • Aneek S. Mamik • Roy A. Guthrie The Executive Committee did not meet in 2021.	• Serving as an administrative committee of the Board to act upon and facilitate the consideration by senior management and the Board of certain high-level business and strategic matters.

Nominating and Corporate Governance Committee
Members	Responsibilities and Purposes
• Richard A. Smith (Chair) • Phyllis R. Caldwell • Aneek S. Mamik The NCG Committee met nine times in 2021.
•
Identifying and recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board;

•
Advising the Board as to the Board’s composition, procedures and committees;

•
Developing and recommending to the Board a set of corporate governance guidelines and maintaining and updating such guidelines, as appropriate;

•
Overseeing the annual self-evaluation of the Board and its committees; and

•
Reviewing with the Board the Company’s ESG policies and practices and discussing with management reports on the Company’s progress and reporting on ESG-related matters and communications with investors and other stakeholders regarding these matters.

See “Corporate Governance — The Board of Directors — Selection of Director Nominees” above for more information about the process for identifying and evaluating nominees for director.

Risk Committee
Members	Responsibilities and Purposes
• Aneek S. Mamik (Chair) • Toos N. Daruvala • Roy A. Guthrie • Valerie Soranno Keating The Risk Committee met four times in 2021.
•
Overseeing the Company’s material risks, by:

•
overseeing the development and implementation of systems and processes designed to identify, manage and mitigate reasonably foreseeable material risks to the Company;

•
assisting the Board and the other Board committees in fulfilling their oversight responsibilities for the risk management functions of the Company; and

•
overseeing the development and implementation of appropriate enterprise-wide strategies and policies to identify, monitor, manage, control, timely report and mitigate material risks, including financial and non-financial, on and off-balance sheet, credit, cybersecurity, information security and data privacy risk, and current and contingent exposures.

Compensation Committee Interlocks and Insider Participation
The current members of the Compensation Committee are the individuals named as signatories to the Compensation Committee Report set forth under “Executive Compensation — Compensation Discussion and Analysis — How We Make Compensation Decisions — Compensation Committee Report.” None of our executive officers currently serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the Board or the Committee. None of the individuals who served on the Compensation Committee during 2021 and none of the current members of the Compensation Committee are current or former officers or employees of the Company. Additionally, none of the individuals who currently serve as members of the Compensation Committee or who served as members of the Compensation Committee during 2021 has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

Board and Governance Practices
Board, Committee and Annual Meeting Attendance
The Board held 11 meetings during 2021. Each director attended at least 75% of Board and committee meetings held during the period he or she served. Directors are invited and encouraged, but are not required, to attend the Annual Meeting. One of the Company’s directors attended the Company’s 2021 Annual Meeting of Stockholders.
Board Evaluations
Each year the Board evaluates its own performance and those of its committees and individual directors and, as part of this process, solicits feedback from each director. Our NCG Committee is responsible for the formal evaluation process each year and sponsors the self-assessment using surveys tailored to the Board and each committee that are based on the responsibilities set forth in our Corporate Governance Guidelines and the charters of the respective committees. The results of these surveys were discussed by the Board and committees, respectively, and the committee Chairs discuss the results of their respective committee surveys with the Board.
Governing Documents
The Corporate Governance Guidelines set forth the Company’s primary principles and policies regarding corporate governance. The Board reviews the Corporate Governance Guidelines from time to time as deemed appropriate by the Board. The Corporate Governance Guidelines are supplemented by our Code of Conduct and the Code of Ethics for Principal and Senior Financial Officers (the “Principal Officer Code”), as well as by policies and procedures addressing specific topics and practices.
On our website (www.onemainfinancial.com), after clicking on “Investor Relations” at the bottom of the webpage and then “Corporate Governance,” you can find, among other materials, the following documents relating to our governance framework:

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Corporate Governance Guidelines

•
Audit Committee Charter

•
Compensation Committee Charter

•
Nominating and Corporate Governance Committee Charter

•
Compliance Committee Charter

•
Risk Committee Charter

•
Code of Conduct; and

•
Principal Officer Code

You also may obtain a free copy of any of these documents by sending a written request to our Secretary at OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708.
Code of Conduct
The Board adopted a Code of Conduct to help ensure that the Company abides by applicable laws and corporate governance standards. This code applies to all directors, employees and officers, including our CEO, Chief Financial Officer (“CFO”) and principal accounting officer. The Board has also adopted the Principal Officer Code, which applies to our CEO, CFO and principal accounting officer and requires that such officers, among other things, create a culture of high ethical standards and commitment to compliance and make full, fair, accurate, timely and understandable disclosures in accordance with applicable laws and regulations. The Code of Conduct and the Principal Officer Code are available on our website as outlined above. We intend to disclose any material amendments to or waivers of our Code of Conduct and Principal Officer Code requiring disclosure under applicable SEC or NYSE rules on our website within four business days of the date of any such amendment or waiver in lieu of filing a Current Report on Form 8-K pursuant to Item 5.05 thereof.
Complaints and concerns relating to the Company’s accounting, financial reporting, internal accounting controls or auditing matters should be communicated to the Audit Committee of the Board. Any such communications may be made on an anonymous basis.
All complaints and concerns will be reviewed under the direction of the Audit Committee and overseen by the General Counsel and other appropriate persons as determined by the Audit Committee. The General Counsel also prepares a periodic summary report of all such communications for the Audit Committee.

Certain Relationships and Related Party Transactions
Consortium Transactions
On June 25, 2018, an investor group led by affiliates of Apollo Global Management and Värde (collectively the “Consortium”), through an acquisition entity (the “Acquisition Entity”), purchased approximately 40.5% of the Company’s then-outstanding common stock that had been owned indirectly by an affiliate of Fortress Investment Group and its affiliates (the “Consortium Acquisition”). As a result of the Consortium Acquisition, the Consortium became our largest stockholder and had significant influence over all matters requiring a stockholder vote.
In connection with the closing of the Consortium Acquisition, the Company and the Acquisition Entity also entered into an amended and restated stockholders agreement (the “Stockholders Agreement”), providing rights to the Acquisition Entity with respect to the designation of directors for nomination and election to the Board, as well as registration rights for certain of our securities owned by the Acquisition Entity and its Permitted Transferees (as defined in the Stockholders Agreement) (collectively, the “Stockholders”).
During 2021, the Consortium members sold an aggregate of 47,385,208 shares of our common stock through five secondary offerings (the “Consortium Transactions”). As a result of the Consortium Transactions and related transfers within the Consortium, Apollo and its affiliates are no longer members of the Consortium. Värde and its affiliates retained a portion of their shares and, and as of December 31, 2021, beneficially owned approximately 5.9% of our common stock. Prior to the secondary public offerings, the Consortium was entitled to designate six of our directors, as provided for in the Stockholders Agreement, all of whom were serving immediately after our 2021 Annual Meeting of Stockholders. As of the date of this proxy statement, three of the six directors have resigned (all three of whom were employees of Apollo), and only Mr. Mamik (who is a partner of Värde) remains designated for service on our board by the Acquisition Entity under the terms of the Stockholders Agreement.
Amended and Restated Stockholders Agreement
The Stockholders Agreement provides that we will vote in favor of, have the Board recommend to, and take all other reasonable actions within our control to, elect a certain number of director nominees based on the size of the Board and the number of shares held by the Acquisition Entity. As long as the Stockholders own shares representing between five and 10% of our voting power, the Acquisition Entity will have the right to designate service on our Board the number of directors required to maintain the Acquisition Entity’s proportional representation on the Board. The Acquisition Entity currently has the right to designate one such individual for service on our Board.
Under the Stockholders Agreement, the parties agreed to use reasonable efforts, including voting their respective shares, to ensure that no amendment is made to our Charter or Bylaws in effect as of the date of the Stockholders Agreement that would (i) add additional restrictions to the transferability of our shares by the Stockholders or (ii) nullify the rights of any Stockholder in the Stockholders Agreement without its approval.
We agreed to customary demand and piggyback registration rights for the Stockholders and to pay registration and offering-related expenses incidental to our performance under the Stockholders Agreement, and the applicable selling Stockholder agreed to pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its common stock under the Stockholders Agreement.
Pursuant to the Stockholders Agreement, we will indemnify the Acquisition Entity and related parties against losses arising out of third-party claims based on or in connection with the Acquisition Entity’s status as our equity holder, the ownership or operation of our assets or properties and the operation or conduct of our business, and any other activities we engage in. We also agreed to indemnify any selling Stockholder and related parties against any losses resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells shares of our common stock, unless such liability arose from such selling Stockholder’s misstatement or omission, and the applicable selling Stockholder agreed to indemnify us against all losses caused by its misstatements or omissions.

Transactions with Affiliates
Margin Loan Agreements. In December 2019, the Consortium informed us that it had undertaken to pledge all of its shares of our common stock pursuant to margin loan agreements and related documentation on a non-recourse basis. The Consortium informed us that the margin loan agreements contained customary default provisions, and in the event of an event of default thereunder, the lenders could foreclose upon any and all shares of our common stock pledged to them. In connection with the margin loan agreements, we delivered issuer agreements to the lenders in which we, among other things, made certain representations and warranties and agreed, subject to certain exceptions, not to take any actions intended to hinder or delay the exercise of any remedies by the secured parties under the margin loan agreements and related documentation. In August 2021, Värde informed us that it was updating its margin loan arrangements with certain lenders and entering into an amendment to the margin loan agreement and we entered into a related amendment to our issuer agreement. In October 2021, Apollo repaid its margin loan in full and sold all of its shares of our common stock, after which it ceased being a member of the Consortium. As of December 31, 2021, the only shares that continue to be pledged are the approximately 5.9% of shares beneficially owned by Värde, representing an approximate 86% reduction of the shares initially pledged in 2019.
Except for the foregoing, which was approved by a special committee of the Board comprised of independent and disinterested directors, we are not a party to the margin loan agreements and related documentation and do not have obligations thereunder.
Stock Repurchases. In connection with Apollo’s secondary offerings in 2021, we repurchased 1,700,000 shares of our common stock in August 2021, at a purchase price of  $58.36 per share, and 1,870,000 shares of our common stock in October 2021, at a purchase price of  $53.45 per share, which in each case was the price at which the underwriter purchased the shares from Apollo and a discount to the last reported sale price of our common stock on the date prior to the commencement of the offering. The terms and conditions of these purchases were reviewed and approved by a special committee of the Board comprised of independent and disinterested directors.
Whole Loan Sale. In August 2021 we entered into a two-year whole loan sale flow agreement with entities affiliated with Värde, under which we agreed to sell $20 million of gross receivables per month. Prior to entering into the agreement, a special committee of the Board comprised of independent and disinterested directors reviewed and approved the addition of Värde to the existing group of purchasers within the whole loan sale program, on materially similar terms and conditions as the other purchasers in the program. Under our whole loan sale program, we agreed to sell, across all purchasers, a combined total of $180 million gross receivables per quarter of newly originated unsecured personal loans, along with any associated accrued interest. We service the personal loans sold and are entitled to a servicing fee from the purchaser group.
Apollo Group Affiliates. Members of the Apollo Group (as defined below), including Athene Holding Ltd. (“Athene”) and/or their affiliates (collectively, the “Apollo Group Investors”) own, acquire and may continue to own and acquire, securities issued by our subsidiary, OneMain Finance Corporation (“OMFC”), including OMFC-sponsored asset-backed securities and securitization debt (“OMFC Securities”), in the ordinary course of their business. Such OMFC Securities were acquired by the Apollo Group Investors and Athene from the related underwriter on terms that were the same as those that were offered to other investors in such OMFC Securities. Through our indirectly owned insurance companies, we also own Apollo debt securities, which were selected by an independent investment adviser with full investment discretion over the insurance companies’ portfolio.

Related Party Transactions Policy and Procedures
Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities or an immediate family member of any of the foregoing. We have adopted a written policy (the “Related Party Transactions Policy”) that establishes procedures for approving:
(a)
any transaction between (i) a related person or Related Entity, as defined below (related persons and Related Entities referred to herein as “Covered Persons”), on the one hand, and (ii) us or any of our subsidiaries, on the other hand, where such Covered Person has a direct or indirect material interest and the aggregate amount involved exceeds $120,000; or

(b)
any other transaction providing for the payment by us or any of our subsidiaries of any management, monitoring, service, transaction or other similar fee to any member of the Apollo Group (as defined below) (each of clause (a) and (b), a “Related Party Transaction”).

As provided in the Related Party Transactions Policy and in the charter of the Audit Committee, and except as the Board may otherwise determine, the Audit Committee is responsible for reviewing and approving in advance (or ratifying, if applicable) any Related Party Transactions. In determining whether to approve or ratify a Related Party Transaction, the Audit Committee must consider, among other factors it deems appropriate, benefits to the Company, whether the terms of the Related Party Transaction are generally available to unrelated third parties, and the extent of the Covered Person’s interest in the Related Party Transaction.
In addition, except as described in the following sentence, if the Company’s legal department determines a Related Party Transaction involves a member of the Apollo Group, such proposed Related Party Transaction must be submitted to the independent directors of the Board who are disinterested and independent under Delaware law (the “Disinterested Directors”) prior to the consummation of such proposed Related Party Transaction.
A Related Party Transaction involving an Ordinary Course Related Entity (as defined below) does not require review or approval under the Related Party Transactions Policy:
(a)
where the amount involved is less than $30 million, and such Related Party Transaction does not involve either (i) the purchase of asset-backed securities from the Company or any of its subsidiaries or (ii) the payment by the Company or a subsidiary thereof of a management, monitoring, service, transaction or other similar fee payable to any Ordinary Course Related Entity; or

(b)
when both (i) such Related Party Transaction is an ordinary course purchase by a Related Entity of asset-backed securities from the Company or any of its subsidiaries in an amount not exceeding $500 million in any transaction or series of related transactions, and (ii) such Related Entity does not purchase more than 70% of any tranche of such asset-backed securities, as long as any Related Party Transaction described in the preceding clause (a) or (b) is made on arm’s-length, fair market terms.

In addition, neither the Company nor its subsidiaries will enforce or waive any right under any agreement between it, on the one hand, and any Ordinary Course Related Entity, on the other hand, without the prior approval of a majority of the Disinterested Directors. The Audit Committee has delegated authority to its chair or, where applicable, to the Disinterested Directors, to approve or ratify any Related Party Transactions between Audit Committee meetings.
For purposes of the Related Party Transactions Policy:
•
“Apollo Group” means: (a) Apollo, (b) Athene, (c) Athora Holding Ltd. (“Athora”), (d) any investment fund or other collective investment vehicle whose general partner or managing member is owned, directly or indirectly, by Apollo or by one or more of Apollo’s subsidiaries, (e) BRH Holdings GP, Ltd. and its shareholders, (f) any executive officer of Apollo, Athene or Athora whom it designates, in a written notice to the Company, as a member of the Apollo Group for purposes of the Related Party Transactions Policy (until such designee ceases to be an executive officer of that entity) and (g) any affiliate of a person described in clause (a), (b), (c), (d) or (e) above. None of the Company, its subsidiaries or any person employed by the Company, Athene, Athora or any of their subsidiaries is deemed to be a member of the Apollo Group, unless such natural person is designated as a member of the Apollo Group as described in clause (f) above.
•
“Ordinary Course Related Entity” means (a) any member of the Apollo Group and (b) any Related Entity that is either a direct or indirect limited partner of the Acquisition Entity or an affiliate of such a direct or indirect limited partner; and

•
“Related Entity” means (i) any entity that directly or indirectly owns more than 5% of any class of the Company’s voting securities, and any affiliate of such entity, (ii) each member of the Apollo Group for as long as Section 3.04 of the Stockholders Agreement is in effect, and (iii) any entity in which a related person is employed or is a general partner or principal or in which such person has at least a 5% beneficial ownership interest.

Director Compensation
Non-Employee Director Compensation
We pay compensation to certain of our non-employee directors for their service as members of the Board and its committees. In 2021, our directors received compensation as set forth in the chart below.
Director Compensation Program	($)
Annual Cash Retainer	75,000
RSU Grant	140,000
Lead Independent Director Retainer	25,000
Committee Chair Retainer for Audit Committee	30,000
Committee Chair Retainer for Compensation Committee, Compliance Committee and Risk Committee	25,000
Committee Chair Retainer for NCG Committee	20,000
Committee Member Retainer for Audit Committee	15,000
Committee Member Retainer for Compensation Committee, Compliance Committee, NCG Committee and Risk Committee	10,000
Fees to non-employee directors may be paid in cash or, in lieu of cash, by issuances of Company common stock. We also make annual grants of restricted stock units (“RSUs”) during the first quarter of each calendar year that vest on the first business day of the year following the grant date, subject to the director’s continued service through the vesting date. RSUs are credited with dividend equivalents equal to the per share cash dividends paid on our common stock, multiplied by the total number of RSUs subject to the award that are outstanding on the record date for such dividend. The crediting of dividend equivalents is meant to treat the RSU award holders consistently with stockholders. Cash retainers for annual Board, Lead Independent Director, committee chair and committee member service are paid in quarterly installments.
Stock grants are reviewed and approved annually. In general, non-employee directors’ cash and equity-based awards under the OneMain Holdings, Inc. Amended 2013 Omnibus Incentive Plan (“Omnibus Incentive Plan”) are capped at $500,000 during any calendar year. In 2020, we amended the Omnibus Incentive Plan to authorize the Board, at its discretion, to provide certain non-employee directors with a retainer or other fee, grant or payment for service on a special purpose committee or for any other special service.
The Committee believes that these restrictions represent meaningful limits on the compensation payable to our non-employee directors. All members of the Board are also reimbursed for reasonable costs and expenses incurred in attending Board or committee meetings or other Company business.

Director Compensation Table for 2021
The total 2021 compensation of our non-employee directors is shown in the following table. We do not separately compensate our employee director, Mr. Shulman, for his Board or committee service. Mr. Mamik, who is a partner of Värde, does not receive compensation from us for his Board or committee service. In addition, former directors Lisa Green Hall, Matthew R. Michelini and Peter B. Sinensky were Apollo employees and did not receive compensation from us for their Board or committee service.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Philip L. Bronner(3)	11,096	20,669	—	31,765
Phyllis R. Caldwell(4)	64,583	103,888	4,261	172,732
Toos N. Daruvala(5)	—	—	—	—
Roy A. Guthrie	175,000	143,198	12,458	330,656
Lisa Green Hall(6)	—	—	—	—
Valarie Soranno Keating	100,000	143,198	200,344	443,542
Aneek S. Mamik	—	—	—	—
Matthew R. Michelini(6)	—	—	—	—
Peter B. Sinensky(7)	—	—	—	—
Richard A. Smith	125,000	143,198	12,458	280,656

(1)
The amounts reported in this column represent the grant date fair value of RSUs granted in 2021, calculated in accordance with FASB ASC Topic 718. These RSUs vested on January 3, 2022.

(2)
Represents dividend equivalent payments on RSU grants.

(3)
Mr. Bronner was elected to the Board effective November 8, 2021 and received prorated compensation for his service during 2021.

(4)
Ms. Caldwell was elected to the Board effective June 1, 2021 and received prorated compensation for her service during 2021.

(5)
Mr. Daruvala was elected to the Board effective February 14, 2022 and accordingly did not receive compensation in 2021.

(6)
Ms. Hall and Mr. Michelini resigned from the Board effective November 8, 2021.

(7)
Mr. Sinensky resigned from the Board effective February 24, 2022.

Director Stock Ownership Policy
In 2016, the Board approved a Director Stock Ownership Policy to align the interests of our non-employee directors with those of our stockholders by encouraging significant stock ownership in the Company by our non-employee directors. Such policy is administered by the Compensation Committee and was amended in January 2022.
Pursuant to such policy, each non-employee director must at all times hold shares of Company common stock with a value equal to three times the cash retainer for such director’s annual Board service, excluding retainer fees for Board committee chair or committee member service.
Non-employee directors have five years from the date they commence service on the Board to satisfy the requirements of such policy (other than non-employee directors who were serving as of March 2016, who were required to satisfy the requirements of such policy by March 2021). As of the date of this proxy, Roy A.

Guthrie, the only non-employee director who has been in service for at least five years, is in compliance with the Director Stock Ownership Policy.

•
Must hold shares with value equal to 3x the cash retainer for annual Board service

•
Value of holdings is determined by multiplying the shares held by the average closing price of the shares for the previous calendar year

•
Holdings include shares held directly (including unvested or deferred RSUs) and indirectly by the non-employee director

Director Deferral Election Program
Each of our non-employee directors may elect to defer the delivery of all or a portion of their annual RSU grant for board service. Delivery of such RSUs may be delayed until the date of the director’s separation from board service, a specified date selected by the director, or the earlier to occur of the director’s separation from board service and a specified date selected by the director. RSUs that have been deferred may be delivered, at the election of the director, in a lump sum or in equal annual installments over a period of time not to exceed five years. Any deferral election must be made in the year prior to the year of grant and is irrevocable following December 31st of such prior year. Messrs. Guthrie and Smith and Ms. Caldwell made an election in 2021 to participate in the Director Deferral Election Program for 2022. As a new director, Mr. Daruvala had 30 days from his election to the Board to elect to participate in the Director Deferral Election Program and did so on February 14, 2022.

Executive Officers
Our executive officers are chosen by and serve at the discretion of the Board. Set forth below is information pertaining to our executive officers as of the date of this proxy statement:
Name	Age	Title
Douglas H. Shulman	54	Chairman and Chief Executive Officer
Micah R. Conrad	50	Executive Vice President and Chief Financial Officer
Rajive Chadha	57	Executive Vice President and Chief Operating Officer
Douglas H. Shulman
Chairman and Chief Executive Officer
Please see Mr. Shulman’s biographical information above under the heading “Corporate Governance — The Board of Directors — Director Biographies — Class II Directors — Terms expire in 2024.”
Micah R. Conrad
Executive Vice President and Chief Financial Officer
Mr. Conrad has served as Executive Vice President and CFO since March 2019. Mr. Conrad previously served as an Executive Vice President of the Company since March 2017 and as Senior Vice President of the Company from November 2015 through March 2017. Prior to that, Mr. Conrad served as Chief Financial Officer of OneMain Financial Holdings, Inc. (a consumer finance lender) from 2013 until November 2015, when it was acquired by the Company (then known as Springleaf Holdings, Inc.) from CitiFinancial Credit Company. Before taking his position at OneMain Financial Holdings, Inc., Mr. Conrad was a managing director at Citigroup (a global banking institution) and served in a variety of senior finance roles within Citi Holdings, Global Wealth Management, and Institutional Clients Group. Mr. Conrad also serves as a director, Executive Vice President and Chief Financial Officer of OMFC.
Rajive Chadha
Executive Vice President and Chief Operating Officer
Mr. Chadha has served as Executive Vice President and Chief Operating Officer since June 2019. Mr. Chadha previously served as Executive Vice President, Head — Consumer Bank Products & Origination Partnerships at Regions Bank, the banking subsidiary of Regions Financial Corporation, from 2015 until he joined the Company. From 2013 to 2015, he was Head of Strategic Initiatives — Payments & Banking at Discover. Mr. Chadha was President of Diners Club International Ltd., a subsidiary of Discover, from 2008 to 2012. Before that, he spent approximately 20 years at Citigroup (a global banking institution) and held a number of positions, including President of the North America Auto Finance Division, Retail Mortgage Head and Chief Operating Officer of the Consumer Lending Division, where he managed the home equity and personal loans business. Mr. Chadha holds a Master of Business Administration degree from the Indian Institute of Management, Ahmedabad, India and a Bachelor of Arts (Honors) degree in Economics from St. Stephen’s College, Delhi, India.

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our executive officer compensation program and the process by which our Compensation Committee (within this CD&A, the “Committee”) makes decisions designed to align the compensation of our executives with our business strategy and performance and reward achievement of financial targets and effective strategic leadership.
For 2021, our named executive officers (“NEOs”) were:
Douglas H. Shulman, Chairman and Chief Executive Officer;
Micah R. Conrad, Executive Vice President and Chief Financial Officer; and
Rajive Chadha, Executive Vice President and Chief Operating Officer.
Our compensation disclosures are organized in the six sections referenced below, the first four of which form this CD&A:
1	Company Achievements and Executive Compensation Overview
2021 Financial Highlights
In 2021, we delivered positive financial results amidst the ongoing impact of the COVID-19 pandemic and continued to support our team members and our businesses to maximize long-term value for our stockholders. Our management team focused on actions to support our mission of improving the financial well-being of hardworking Americans with a vision to be the partner of choice for the non-prime consumer, solving financial needs and enabling progress toward a better future. These strategic priorities align with the focus areas of the qualitative component of our annual incentive compensation program, including positioning for the future, continuing to optimize our core business, stabilizing our core business to accommodate growth, continuing to maintain and strengthen the balance sheet and driving our mission as a socially responsible company.
Following the end of the year, the Committee determined actual annual and long-term incentive awards for the NEOs based on an assessment of the achievement of the financial and qualitative performance goals set at the beginning of the fiscal year.
Select Highlights for Fiscal 2021 Include:
•
Grew our Consumer and Insurance segment (“C&I”) Managed Receivables (“Managed Receivables”)* by $1.5 billion and had over $1.3 billion of C&I Capital Generation,* allowing us to continue to invest in our future while also returning significant capital to our stockholders

•
Developed new partner distribution channels, which are contributing to growth

•
Launched differentiated credit cards, which reward customers for good payment habits

•
Acquired and successfully integrated Trim, our customer-focused financial wellness FinTech platform

•
Issued our inaugural social bond and formalized our social bond framework, furthering our commitment to financial inclusion with net proceeds of the issuance serving credit-disadvantaged communities around the country

•
Entered into a $4 million service contract with EVERFI, a global social-impact technology provider, to develop and distribute free, digital financial education to 1,500 high schools nationwide over four academic school years

•
Instituted a number of new benefits for team members, including paid time off for vaccinations, child care benefits, enhanced coverage of health care costs, flexible scheduling and an employee stock purchase plan

•
Supported customers through continued extension of borrower’s assistance programs and providing credit access to a consumer segment that is generally underserved by the traditional banking system

•
Significantly enhanced liquidity in our stock by facilitating the Consortium Transactions (defined above), reducing the Consortium’s aggregate beneficial ownership from approximately 40.9% to approximately 5.9% of our outstanding common stock

•
Continued to provide significant capital returns to stockholders through share repurchases and a robust dividend yield

Omnichannel Operating Model
•
Managed Receivables* grew $1.5 billion, or 9%, in 2021; new product and channel initiatives supported growth in 2021

•
Robust investment in digital, data science and new products/channels continued throughout 2021

•
Nearly half of all loans closed digitally in 2021

Sophisticated and Conservative Underwriting
•
C&I Net Charge-offs of 4.2% in 2021, as compared to 5.5% in 2020 and 6.0% in 2019

Significant Liquidity and Capital Markets Access
•
Issued a $750 million social bond in June 2021 to support our continued efforts to provide responsible loans to credit-insecure and credit-at-risk communities, with at least 75% of loans funded by the social bond being allocated to women or minority borrowers

•
Issued $1.0 billion of two-year revolving asset-backed securities at 0.98% in October 2021

•
Successfully accessed the capital markets to help fund future operations by issuing 3.875% unsecured senior notes due 2028

•
Enhanced liquidity profile with a five-year, $1.0 billion unsecured corporate revolver

Strong Capital Generation
•
Strong C&I Capital Generation* of  $1.3 billion in 2021

•
Increased regular annual dividend by $1.00 in February 2022 to $3.80 per share, >7% yield at current share price

•
Repurchased 6.7 million shares in 2021, and in February 2022 announced a $1.0 billion share repurchase plan through 2024

*
See Appendix for reconciliation of non-GAAP financial measures and descriptions of certain key performance indicators.

The outstanding business results in fiscal 2021 support our long-term value creation strategy. Over the three years of his tenure as CEO, Doug Shulman and our executive leadership team have successfully focused on the business strategy and execution priorities outlined at our Investor Day in 2019. Our continued focus on optimizing and strengthening our core business, maintaining the strength of our balance sheet, launching new product initiatives and deepening relationships with our customers has kept us on track to deliver on the roadmap we laid out in 2019 and has resulted in outperformance relative to both the S&P 500 and our peers.
3-Year Total Stockholder Return(1)
(1)
Includes reinvestment of dividends; measured from January 1, 2019 to December 31, 2021; peer group listed on page 47.

Executive Compensation Overview
We believe the compensation-related actions undertaken for 2021 are consistent with our pay-for-performance philosophy. Our NEO compensation program for 2021 consisted of target total direct compensation, which the Committee establishes early in our fiscal year as part of its assessment of our prior year performance, and retention equity awards that were granted later in 2021.
Fiscal 2021 Target Total Direct Compensation
Our target total direct compensation in 2021 was comprised of the following elements:
Base salary, designed to provide a competitive level of set pay relative to a group of peer companies (the “Peer Group”), as discussed below.
Annual incentive, based on the achievement of annual financial performance metrics and qualitative strategic factors and paid out in the form of:
•
Cash incentive, which is paid in a lump sum; and

•
Restricted stock units, which vest over time based on continued service.

Long-term, performance-based equity awards, comprised of performance-based restricted stock units (“PSUs”), which are earned subject to the achievement of additional pre-established performance goals and continued service for a three-year performance period.
We believe incentive compensation should constitute a significant majority of an executive officer’s compensation. The charts below reflect the 2021 target total direct compensation mix for our CEO and other NEOs.

Target Total Direct Compensation Mix
CEO
Base Salary 14%
Cash Incentive 30%
RSUs 30%
PSUs 26%
86% At-Risk and Performance-Based
Other NEOs (Average)
Base Salary 19%
Cash Incentive 27%
RSUs 27%
PSUs 27%
81% At-Risk and Performance-Based
Base Salary
Cash Incentive
RSUs
PSUs

Target incentive awards consisting of cash incentive and RSUs tie payout to the achievement of annual financial and qualitative performance metrics. The Committee intends for these awards to reward consistent, stable and long-term performance by tying executive compensation to annual financial performance metrics. Cash incentive and RSUs typically each represent one-third of an executive officer’s target incentive compensation opportunity. Cash incentive awards are paid early in the year with respect to prior year performance. RSUs vest in three equal annual installments.
For 2021, financial performance metrics comprised 80% of our annual incentive awards as follows:
Metric*	Weighting
C&I Capital Generation	30%
C&I Net Charge-Offs	15%
C&I Operating Expenses	15%
Unlevered C&I Rate of Return (%) (“C&I ROR”)	15%
Customer Accounts (in thousands)	5%

*
Refer to the Appendix for a description of these metrics, other than customer accounts, and reconciliation of non-GAAP financial measures.

The remaining 20% of our annual incentive awards were determined based on qualitative strategic factors considered by the Committee, including its assessment of the achievement of pre-established strategic objectives and the Company’s progress on its strategic priorities in the following areas:
•
positioning for the future;

•
continuing to optimize our core business;

•
stabilizing our core business to accommodate growth;

•
continuing to maintain and strengthen the balance sheet; and

•
driving our mission as a socially responsible company.

PSUs typically represent the remaining one-third of an executive officer’s target incentive compensation opportunity. Payout of PSUs is based upon the attainment of three-year cumulative performance goals related to Economic Earnings. The two performance metrics for PSU awards granted in 2021 were:
Metric*	Weighting
Economic Earnings Average Growth	67%
Economic Average Unlevered Return (%)	33%

*
Refer to the Appendix for a description of these metrics.

In early 2021, the Committee established 2021 target total direct compensation for our NEOs, along with targets for the financial performance metrics and qualitative strategic objectives (as described in detail below). In January 2022, the Committee assessed performance against these targets and approved payouts to the NEOs in respect of their annual incentive awards. In approving this payout, the Committee considered that while performance would have resulted in a payout of 139.4% of target, due to macroeconomic factors — including the impact of government stimulus on credit losses — it was appropriate for the Committee to exercise discretion to reduce the payout to 118.5% of target.
The table below provides the 2021 target total direct compensation opportunity for our named executive officers, which consisted of base salary, annual incentive award target (payable in the form of cash incentive and RSUs) and the target value of long-term incentive awards (PSUs). This information is intended to supplement, but not replace, the information reported in the Summary Compensation Table, which reports fiscal 2021 compensation in the format required by SEC rules.
2021 Target Direct Compensation*
	Base Salary	Annual Incentive Target	Performance Share Unit Grant	Target Total Direct Compensation
Douglas H. Shulman	$1,000,000	$4,333,334	$1,833,333	$7,166,667
Micah R. Conrad	$450,000	$1,233,333	$616,667	$2,300,000
Rajive Chadha	$450,000	$1,166,667	$583,333	$2,200,000

*
The amounts in this table reflect targeted amounts at the time the Committee made its 2021 annual compensation determinations in January 2021, other than for Mr. Shulman, whose information reflects a July 2021 salary increase and corresponding increase in his 2021 annual incentive compensation target. This table does not include equity retention grants that were made to Mr. Shulman in July 2021 and Messrs. Conrad and Chadha in September 2021.

Retention Awards Granted in 2021
In addition to the total direct compensation components described above, the Committee determined, following consultation with our independent compensation consultant, that retention equity awards were necessary in fiscal 2021 to ensure the retention of our NEOs during an important transition period and to further incentivize the achievement of stockholder value creation as the Company moves to its next phase of growth. These awards, described in greater detail on pages 42 and 43, were comprised of 50% RSUs that vest over a four-year period and 50% PSUs that vest based on achievement of total stockholder return (“TSR”) thresholds over a seven-year performance period. In addition, to further align Mr. Shulman’s interests with those of the Company’s stockholders and further incentivize the creation of stockholder value as the Company moves to its next phase of growth, Mr. Shulman agreed to purchase an aggregate value of $1 million of the Company’s common stock following his award.
Compensation Philosophy
Our objective is to provide a market-based total compensation program tied to performance and aligned with the interests of our stockholders. We view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding team members in relation to their achievements.
We observe the following guiding principles in setting executive compensation:
Hire and retain top-caliber executives:
Executive officers should have base pay and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels necessary to deliver sustained high performance to our stockholders and customers.	Reinforce succession planning process: The overall compensation program for our executive officers should reinforce our succession planning process by providing competitive total compensation necessary to attract, motivate and retain key executive talent.
Discourage imprudent risk-taking: Executive officers should be incentivized to help the Company achieve its goals, but not to take excessive or inappropriate risks as a result. In addition, by selecting multiple performance goals over different time periods we believe our compensation program avoids incentivizing excessive risk-taking.	Pay-for-performance: A significant portion of the total compensation of our executive officers should be linked to the achievement of long-term Company performance goals and strategies.
Align compensation with stockholder interests: The interests of our executive officers should be aligned with those of our stockholders through the risks and rewards of ownership of Company common stock.	Provide limited perquisites: Perquisites for our executive officers are minimized and limited to items that serve a reasonable business purpose.
Key Compensation Practices
The Committee has adopted the following practices to support its commitment to the above guiding principles:
Review of Pay Versus Performance: The Committee reviews the relationship between executive pay and Company performance.

Compensation Benchmarking: We use compensation data compiled from a group of publicly traded peer companies in the diversified financial services industries, as well as the specialty retail and IT services industries, to support our executive compensation process and decisions.

Robust Stock Ownership Policies: We maintain stock ownership policies requiring our executive officers to hold shares of Company common stock with a value of at least 5 times base salary for our CEO and 3 times respective annual base salary for other executive officers.

Compensation Clawbacks: We maintain a policy to recover incentive-based awards from our executive officers for the three-year period prior to any accounting restatement that would have resulted in a lower payment because of the restated results.

Avoid Inappropriate Risk-taking: Our incentive award opportunities incorporate multiple performance metrics over long-term and short-term periods and avoid over-emphasizing any one metric or goal, which serves to discourage excessive or inappropriate risk-taking.

No Repricing: Our Omnibus Incentive Plan does not permit the repricing of stock options or stock appreciation rights without stockholder approval.

No Hedging of Shares: Our insider trading policy prohibits all employees, including executive officers, and directors from engaging in hedging or short-term speculative trading of our securities, subject, in the case of certain hedging or monetization transactions, to pre-clearance of such transactions by the General Counsel.

Restrictive Covenants: Our executive officers are subject to restrictive covenants upon separation from the Company, including non-competition, non-solicitation and non-disclosure obligations.

Double-Trigger Change-in-Control Provision: Our Omnibus Incentive Plan has a “double-trigger” accelerated vesting feature, meaning that both a change of control and an involuntary termination of employment must occur for awards to vest.

No Excise Tax Gross-Ups: We do not provide gross-up payments to offset any “golden parachute” excise taxes potentially incurred by our executives in connection with a change in control.

2	Fiscal 2021 Compensation Elements
The Committee designed a compensation program to provide our NEOs with target compensation that is competitive with that of the Peer Group and with actual compensation tied directly to the Company’s operating performance, stock price and TSR. Individual components of compensation may be greater or less than the target, and actual compensation delivered may vary significantly from the target based on Company or individual performance and changes in our stock price.
The following table presents the principal components and the purpose of each component of the 2021 total direct compensation to our executive officers:
	Element	Form	Purpose	Performance Metrics*
Fixed	Base Salary	Cash	• Competitive base pay to help attract and retain executive talent • Only fixed source of compensation	—
Variable – Annual Incentive Compensation	Cash Incentive	Cash	• Designed to link stockholder value creation with short-term incentive metrics evaluated annually for alignment with Company strategy
Annual financial performance metrics (80%)
•
C&I Capital Generation: 30%

•
C&I Net Charge-Offs: 15%

•
C&I Operating Expenses: 15%

•
C&I ROR: 15%

•
Customer Accounts: 5%

Qualitative strategic factors (20%)
•
Positioning for the future

•
Continuing to optimize our core business

•
Stabilizing our core business to accommodate growth

•
Continuing to maintain and strengthen the balance sheet

•
Driving our mission as a socially responsible company

	RSUs	Stock
•
Designed to link stockholder value creation with short-term incentive metrics evaluated annually for alignment with Company strategy

•
Designed to forge a direct link between executive and stockholder interests by transforming executives into stockholders

•
Aids in executive retention

Variable – Long-Term, Performance-Based Equity Awards	PSUs	Stock
•
Establishes an equity component of total compensation that extends the executive’s decision-making vision beyond the current year to long-term growth and prosperity

•
Designed to forge a direct link between executive and stockholder interests by transforming executives into stockholders

•
Aids in executive retention

Economic Earnings Average Growth (67%) Economic Average Unlevered Return (33%)

*
Refer to the Appendix for a description of these metrics, other than customer accounts, and reconciliation of non-GAAP financial measures.

2021 Total Direct Compensation Components in Detail
The Committee determines the individual compensation components of the program within the competitive target value for an executive officer’s total direct compensation.
Base Salary
Base salary is the only fixed component of our executives’ total direct compensation that establishes a minimum level of cash compensation for our executive officers, including the NEOs. Adjustments to base salaries are generally made based on market data and individual performance.
The following table shows each NEO’s base salary as of December 31, 2021 and 2020:
	2021 Base Salary(1)	2020 Base Salary
Douglas H. Shulman	$1,000,000	$800,000
Micah R. Conrad	$450,000	$450,000
Rajive Chadha	$450,000	$450,000

(1)
Base salary for Mr. Shulman increased effective as of July 16, 2021 to better align with market and Peer Group practices. The base salaries for Messrs. Conrad and Chadha were unchanged from 2020. Each NEO’s actual base salary earned during 2021 is reported in the 2021 Summary Compensation Table.

For 2022, the base salary for Mr. Shulman remains unchanged from his base salary as of December 31, 2021. Effective as of February 1, 2022, the base salaries for each of Messrs. Conrad and Chadha were increased to $500,000 in connection with our annual compensation assessment.
Annual Incentive Compensation
Our executive officers are eligible to receive annual incentive compensation contingent upon the attainment of specific, pre-established financial performance metrics and strategic objectives for the Company, which are intended to drive sustainable growth and create long-term stockholder value. Annual incentive compensation is paid in the form of cash and RSUs. Cash incentive and RSUs are each intended to reflect one-third of an executive officer’s total annual incentive compensation opportunity.
The Committee sets collective annual incentive compensation targets for the NEOs and a performance range with accompanying variability of compensation is determined for each metric. Pursuant to the terms of the annual incentive program, following the determination of performance at the end of the fiscal year, the annual incentive awards, to the extent earned, are paid in cash and RSUs. RSUs vest in three equal annual installments, with the first installment vesting at the time the Committee certifies that the applicable performance goals have been achieved and the second and third installments vesting one and two years later.
For 2021, annual incentive compensation comprised 80% financial performance metrics and 20% qualitative metrics. The financial performance metrics were selected to align compensation with our business strategy and performance and to reward achievement of financial targets and effective strategic leadership. Qualitative metrics were selected to align with the Company’s strategic objectives, including positioning for the future, continuing to optimize our core business, stabilizing our core business to accommodate growth, continuing to maintain and strengthen the balance sheet and driving our mission as a socially responsible company.
Based on the target performance metrics originally set for 2021, the overall achievement level for our weighted financial performance was 139.4%. However, the Committee determined that it was appropriate to apply negative discretion to our performance because our 2021 compensation targets had not contemplated a significant government stimulus in the first quarter of 2021, which drove net credit losses to a historic low and contributed to C&I Net Charge-Offs and C&I ROR performance that was superior to target levels. Due to the external nature of this event, the Committee reduced our performance on these metrics to target levels, which resulted in an adjusted weighted financial performance of 120.6%. In determining its qualitative assessment of performance, the Committee evaluated the non-financial performance of the Company for 2021 and determined that a 110% achievement for the qualitative metrics appropriately reflected such performance. In combination with the adjusted weighted financial performance, this resulted in an overall payout ratio of 118.5% of target.
Our 2021 financial performance and resulting payout approved by the Committee, inclusive of the Committee’s application of negative discretion, are reflected in the table below.
2021 Incentive Performance Scorecard
Metric(1)	Weight	Target	Result	Adjusted Result(2)	Achievement Level
C&I Capital Generation	30%	$1,080	$1,303	$1,303	150%
C&I Net Charge-Offs	15%	$1,060	$768	$1,060	100%
C&I Operating Expenses	15%	$1,325	$1,341	$1,341	93.4%
C&I ROR	15%	12.9%	14.6%	13.0%	100%
Customer Accounts (in thousands)	5%	2,370	2,451	2,451	150%
Weighted Financial Performance	80%	100.0%	139.4%	120.6%	120.6%
Qualitative Assessment	20%				110.0%
Incentive Payout Ratio					118.5%

(1)
Refer to the Appendix for a description of these metrics, other than customer accounts, and reconciliation of non-GAAP financial measures.

(2)
Reflects the Committee’s application of negative discretion to adjust C&I Net Charge-Offs and C&I ROR due to its determination that our results surpassed such targets partially due to positive external impacts. This had the effect of reducing the financial performance metrics to 120.6% rather than the 139.4% that would have been achieved had the Committee not applied negative discretion.

The table below reflects the target and earned annual incentive amounts based on the 118.5% payout ratio reflected in the preceding table, as well as the value of the cash and RSU components of the total earned annual incentive compensation.
2021 Annual Incentive Awards
	Target Annual Incentive Compensation	Earned Cash Component	Earned RSU Component(1)	Earned Annual Incentive Compensation
Douglas H. Shulman	$4,333,334	$2,567,500	$2,592,449	$5,159,949
Micah R. Conrad	$1,233,333	$730,750	$737,821	$1,468,571
Rajive Chadha	$1,166,667	$691,250	$697,939	$1,389,189

(1)
RSUs were granted in January 2022 and, in accordance with SEC rules, will be reported as 2022 compensation in the Summary Compensation Table in the Proxy Statement for our 2023 Annual Meeting. The price used to determine the number of RSUs granted was $51.43, which was the volume-weighted average of the closing price for the five days preceding the grant date of January 26, 2022. The value of the RSU component is computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”), based on a closing grant date stock price of  $51.93 multiplied by the number of RSUs granted.

Long-Term Performance-Based Equity Awards
PSUs are intended to reflect one-third of an executive officer’s total target incentive compensation opportunity. PSUs for the 2021-2023 performance period will be earned upon the attainment of three-year cumulative performance goals tied to two Economic Earnings metrics:
2021 Performance Share Unit Targets
Metric*	Weighting
Economic Earnings Average Growth	67%
Economic Average Unlevered Return	33%

*
Refer to the Appendix for a description of these metrics.

The Committee has discretion to adjust the metrics if net charge-offs exceed 7% in any calendar year during the performance period. These are the same metrics as used in prior year PSUs, which the Committee determined to continue using for the PSUs granted in 2021 based on a review of our compensation program and strategic priorities. PSUs have possible payouts ranging between 0% and 150% of the target level:
2021 PSU Target
Douglas H. Shulman	$1,833,333
Micah R. Conrad	$616,667
Rajive Chadha	$583,333
2021 Incentive-Based Retention Awards
In July 2021 and September 2021, the Committee granted retention equity awards to Mr. Shulman and Messrs. Chadha and Conrad, respectively. The Committee determined such grants were necessary to retain and incentivize these executives to achieve continued stockholder value creation during an important growth period for the Company and at a time of significant uncertainty when our largest stockholder was in the process of transitioning out of the stock of the Company through the Consortium Transactions. In approving the terms of the awards, the Committee conducted a review of the Company’s performance under the executives’ leadership, including against its peers, during Mr. Shulman’s three years as CEO, considered the competition for talent in the industry and received input from our independent compensation consultant.
The Committee granted 200,000 shares to Mr. Shulman and 75,000 shares to each of Messrs. Chadha and Conrad, structured as follows:
•
50% in RSUs that will vest in equal annual increments over a four-year period beginning on the first anniversary of the grant date, subject to continued employment through the applicable vesting date.

•
50% in PSUs that may be earned based on achievement of specified TSR thresholds over a seven-year period, with a 10% annual reduction in the target number of PSUs that can be earned for each year that the applicable tranche is achieved following the fifth year of the performance period.

Total Stockholder Return Performance Goal	Vesting % of Target
80%	50%
100%	100%
120%	150%

The following table reflects the grant date fair values of the RSU and PSU components of the retention equity awards, as reflected in the Summary Compensation Table.
	RSU	PSU Target
Douglas H. Shulman	$5,934,000	$4,000,667
Micah R. Conrad	$2,111,250	$1,410,250
Rajive Chadha	$2,111,250	$1,410,250
To avoid a potential windfall, these retention equity awards do not contain any retirement provisions. The PSUs would not vest upon termination outside of a change in control and the RSUs would vest upon termination only in limited scenarios outside of a change in control.
In addition, to further align Mr. Shulman’s interests with those of the Company’s stockholders and to demonstrate commitment to the creation of stockholder value over the long-term, as the Company moves to its next phase of growth, Mr. Shulman agreed to purchase an aggregate value of  $1 million of the Company’s common stock.
Performance-Based Awards Earned in 2021
Payout of Performance-Based Awards Granted in Prior Years
2019-2021 PSU Payout
In January 2022 the Committee determined final payout levels for PSU awards granted in 2019 with a performance cycle ending at the end of 2021. For the three-year performance period, our Economic Average Diluted EPS Growth was 27.7% and our Economic Average Unlevered Return was 13.3%, in each case exceeding the maximum threshold established and resulting in a payout factor of 150% for the 2019-2021 performance cycle.
2019-2021 Performance-Based Cash Awards to Messrs. Conrad and Chadha
During 2019, we entered into a special, long-term incentive program to provide three-year performance-based cash awards to Messrs. Conrad and Chadha. The special program was motivated by a desire to provide additional incentives to continue to grow the Company following the completion of the Consortium Acquisition and the related changes to our Board, as well as additions to executive management, and was created following consultation with our independent compensation consultant. The special incentive awards consisted of a $1,000,000 target cash payment award established by the Committee with a performance period of 2019-2021. Performance of the goals was designed to be achievable, but require the coordinated, cross-functional focus and effort of Messrs. Conrad and Chadha. These cash awards were paid to each of Messrs. Conrad and Chadha in the first quarter of 2022 in the amount of  $1,000,000 each. These amounts are reported in the Non-Equity Incentive Plan Compensation column to the Summary Compensation Table on page 49.
2018 and 2019 Performance Option Awards
During 2018 and 2019, the Committee granted cash-settled performance-based awards to our NEOs which were intended to provide additional incentives to significantly grow the Company following the completion of the Consortium Acquisition and the related changes to our Board and executive management, and were made following consultation with our independent compensation consultant. In July 2018, Mr. Shulman was granted performance options with respect to 650,000 shares of the Company’s common stock (in three tranches of 300,000, 225,000 and 125,000 shares). Messrs. Conrad and Chadha were each granted performance-based awards in July 2019 with respect to 200,000 shares of the Company’s common stock (in three tranches of 90,000, 70,000 and 40,000 shares). We refer to these performance-based awards collectively as the “Performance Option Awards.”

The Performance Option Awards were subject to achievement of double-trigger vesting conditions based on: (x) a reduction in the portion of the Company’s common stock owned by the Consortium to specified levels and (y) the Company’s stock attaining (i) a specified volume-weighted trading price over a consecutive six-month period ending on or before the date the Consortium reduced its ownership below the applicable level or (ii) a fair market value on the date following the Consortium’s reduction in ownership below the applicable level that was not less than 10% below the applicable volume-weighted trading price trigger. In July 2021, the Performance Option Awards were amended to extend the minimum period to achieve the specified volume-weighted trading price of the Company’s common stock over a consecutive six-month period from the applicable Consortium sell-down date until July 2024, subject to the NEO’s continued employment through the vesting date or an earlier qualifying termination of employment.
The Performance Option Awards were designed to closely align the interests of our management team with those of our stockholders. Accordingly, the payouts for Tranches I and II were designed to be triggered if the Consortium, and therefore our shareholders generally, received substantial pre-specified returns on investment based on the stock price at the time of the Consortium Acquisition. Because the holders of Performance Option Awards would only receive payouts if certain sustained trading price thresholds were exceeded and if the Consortium elected to reduce its ownership level below 25%, with respect to Tranche I, and 10%, with respect to Tranche II, the Committee believed the Performance Option Awards were important to incentivize management to drive long-term performance while aligning payout to the investment horizon of our largest stockholder group.
During 2021, the vesting conditions related to the first two of three tranches of the Performance Option Awards were satisfied, resulting in cash payouts to our NEOs reflecting the excess of the fair market value of the Company’s common stock over the applicable “base calculation price” of the Performance Option Awards, as reflected in the table below:
Performance Option Award Targets and Payouts
	Tranche I	Tranche II
Douglas H. Shulman	$10,393,500	$7,023,375
Micah R. Conrad	$3,379,050	$2,388,050
Rajive Chadha	$3,379,050	$2,388,050
The vesting of the Performance Option Awards is reported in the 2021 Options Exercised and Stock Vested Table on page 54. The third tranche of the Performance Option Awards, representing approximately one-fifth of the Performance Option Awards, remains unvested with an adjusted trigger price as of December 31, 2021 of  $75.51, with respect to Mr. Shulman, and $76.01, with respect to Messrs. Conrad and Chadha, as reported in the Outstanding Equity Awards at 2021 Fiscal Year-End Table on page 53. This price, as adjusted for one-half of future dividends, must be achieved by July 2024 in order for vesting to occur.
3	Employee Benefits and Other Compensation
We provide benefit programs that are designed to be competitive with market and provide reasonable security for employees. For 2021, welfare and retirement benefits were offered at essentially the same level to all U.S. salaried employees, including executive officers.
Retirement Benefits
All of our NEOs are eligible to participate in our general tax-qualified, defined contribution retirement savings 401(k) plan. We match a percentage of each participant’s contributions to the 401(k) plan up to the statutory limits.
Our NEOs are not eligible to participate in our tax qualified pension plan, which was frozen effective December 31, 2012. During 2021, we did not maintain any nonqualified deferred compensation plan in which our NEOs are eligible/elect to participate.

In October 2021, the Committee adopted the OneMain Holdings, Inc. Nonqualified Deferred Compensation Plan (the “NQDC Plan”) which provides eligible participants, including our NEOs, with the option to defer receipt of some or all of their annual cash incentives and some of their base salaries, in each case, that are earned on or after January 1, 2022. The Committee determined to adopt such plan after reviewing our executive compensation plans in light of our goals and objectives, and deemed it to be in our and our stockholders’ best interests to provide certain employees with additional opportunities to defer compensation. Eligible participants include all employees with a base salary equal to or in excess of  $200,000, including each of our NEOs. Participant contributions will be fully vested at all times. Employer contributions are not permitted under the NQDC Plan. Distributions of participant accounts will be made following a participant’s separation of service, death, disability, unforeseeable emergency or as of a future payment date specified by the participant.
Welfare Benefits
Each of our executive officers is eligible to participate in our various group health and welfare benefit plans and fringe benefit programs that are generally available to all of our employees on a non-discriminatory basis.
Severance and Change-in-Control Arrangements
For discussion of our severance and change-in-control arrangements, including a description of our Executive Severance Plan and the employment agreements with Messrs. Shulman and Chadha, please see “Compensation Discussion and Analysis — Executive Compensation Tables — Severance and Change-in-Control Arrangements” beginning on page 56.
Other Compensation
Other compensation for our executive officers consists primarily of dividend equivalents with respect to unvested and outstanding RSUs, PSUs and Performance Option Awards. Such awards are credited with dividend equivalents equal to the per share cash dividends paid on our common stock, multiplied by the total number of equity awards subject to the award that are outstanding on the record date for such dividend. Half of the dividend equivalents are paid at the time of the dividend and half accrue and are paid at the time of vesting. The crediting of dividend equivalents is meant to treat the equity award holders consistently with stockholders, which serves to further align the interests of our executive officers with our stockholders, with half of the amount deferred until vesting for retention purposes. Because they are not included in the grant date fair value of awards, dividend equivalents are reported in the All Other Compensation column of the Summary Compensation Table.
We generally limit perquisites for our executive officers, and when perquisites are provided they are limited to items that serve a reasonable business purpose.
4	How We Make Compensation Decisions
Role of the Compensation Committee
The Committee is responsible to our Board for overseeing the development and administration of our executive compensation and employee benefit plans and practices. The Committee, which consists of three independent directors, is responsible for the review and approval of all aspects of our executive officer compensation program.
The Committee is responsible for evaluating annually the performance of each of our NEOs and determining and approving their compensation (including, but not limited to, base pay and annual and long-term incentive award opportunities) based on such evaluation. Additionally, the Committee is responsible for the following, among its other duties:

•
Reviewing the Company’s executive compensation plans, including the goals and objectives relevant to compensation;

•
Evaluating the performance of our executive officers in light of such goals and objectives;

•
Reviewing and approving any severance or termination arrangements to be made with any executive officer;

•
Reviewing any perquisites or other personal benefits provided to any executive officer; and

•
Reviewing whether incentive and other forms of pay encourage excessive risk-taking and the relationship between risk management policies and practices, corporate strategy and the Company’s compensation arrangements.

The role of the Committee is described in detail in the Compensation Committee Charter, which is available under the Corporate Governance tab in the Investor Relations section of our website at http://investor.onemainfinancial.com. The Committee is supported in its work by our Executive Vice President, Chief Human Resources Officer, her staff, and the Committee’s independent compensation consultant, as described below.
Role of the Independent Compensation Consultant
The Committee recognizes the importance of using an independent compensation consultant that provides services to our Board and its committees. In 2021, the Committee retained FW Cook as its independent executive compensation consultant to provide independent advice, information and analysis on executive compensation, incentive plan performance measures and compensation program design and developments. FW Cook is engaged by and reports directly to the Committee, and the Committee may replace its compensation consultant or hire additional consultants at any time. A representative of FW Cook attends meetings of the Committee, when requested, and communicates with the Committee Chair between meetings.
Compensation Consultant Independence
The Committee has assessed the independence of FW Cook pursuant to the NYSE rules, and the Committee has concluded that the work performed by FW Cook for the Committee during 2021 did not raise any conflicts of interest that would prevent FW Cook from independently advising the Committee.
Role of Management
The Committee receives recommendations from the CEO, working with management, regarding our executive compensation structure, metrics and goals. Our CEO does not make any recommendations with respect to his own compensation.
The Committee also receives information from our Chief Risk Officer to evaluate whether our incentive compensation programs for our executive officers and other employees encourage responsible investment of our resources and do not unintentionally encourage or reward imprudent risk-taking. After a review of our compensation plans by our Chief Risk Officer, who briefed the Committee at its meeting in October 2021, the Committee concluded that our compensation plans were well defined and well documented. Additionally, our incentive compensation plans were not unbalanced such that they encourage excessive or unnecessary risk-taking that would endanger the reputation or financial well-being of the Company or otherwise have any material adverse effect on the Company.
Stockholder Feedback
At our 2020 Annual Meeting, our stockholders voted in favor of conducting advisory votes on our executive compensation program on a triennial basis. We also conducted an advisory vote on our executive compensation program at our 2020 Annual Meeting, at which approximately 87% of the votes cast were in favor of our executive compensation program. Following the vote, the Board and the Committee discussed and considered the results and determined that the existing executive compensation program is in the Company and stockholders’ best interest at this time. The next such say-on-pay vote will take place at our 2023 Annual Meeting.
Peer Group
In the course of designing and implementing our executive compensation programs, the Committee uses compensation data compiled from a group of publicly traded peer companies in the diversified financial services industries (including banking, consumer finance, thrifts and mortgage finance), as well as the specialty retail and IT services industries. The Committee periodically reviews and updates the Peer Group, as necessary, upon the recommendation of its independent compensation consultant. We believe our Peer Group represents the industries with which we currently compete for executive talent, and also includes our principal business competitors.
Peer Group and Industry

•
The Aaron’s Company Inc.
(Specialty Retail)

•
Credit Acceptance Corporation
(Consumer Finance)

•
CIT Group Inc.(1)
(Banking)

•
Dollar Tree, Inc.
(Multiline Retail)

•
Huntington Bancshares Incorporated
(Banking)

•
Navient Corporation
(Consumer Finance)

•
Santander Consumer USA Holdings Inc.
(Consumer Finance)

•
Synchrony Financial
(Consumer Finance)

•
Alliance Data Systems Corporation
(IT Services)

•
Commerce Bancshares, Inc.
(Banking)

•
Comerica Incorporated
(Banking)

•
Fidelity National Information Services, Inc.
(IT Services)

•
LendingClub Corporation
(Consumer Finance)

•
Mr. Cooper Group Inc.
(Thrifts and Mortgage Finance)

•
SLM Corporation
(Consumer Finance)

•
The Western Union Company
(IT Services)

(1) CIT Group Inc. was acquired by First Citizens BankShares Inc. on January 3, 2022.
The Committee relies on various sources of compensation information to determine the competitive market for our NEOs. To assess the competitiveness of our executive compensation program, we (together with our independent compensation consultant) analyze Peer Group compensation data obtained from peer company proxy materials as well as compensation and benefits survey data provided by other national compensation consulting firms. As part of this process, we measure our program’s competitiveness by comparing relevant market data against actual pay levels within each compensation component and in the aggregate for each executive officer position. We also review the mix of our compensation components with respect to fixed versus variable, short-term versus long-term, and cash versus equity-based pay. This information is then presented to the Committee for its review and use.
Accounting and Tax Treatment
The accounting and tax treatment of the elements of our executive compensation is one factor considered in the design of the program. Although the Committee may consider the impact of tax and accounting consequences when developing and implementing the Company’s executive compensation program, the

Committee retains the flexibility to design and administer a compensation program that is in the best interests of the Company and its stockholders.
Compensation Committee Report

The Committee reviewed and discussed the Compensation Discussion and Analysis set forth herein with management. Based upon the Committee’s review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the 2021 Annual Report.

Compensation Committee of the Board of Directors
Roy A. Guthrie
Aneek S. Mamik
Richard A. Smith

5	Executive Compensation Tables
2021 Summary Compensation Table
The table below summarizes information regarding compensation for the years 2019 through 2021, as applicable, for each of our NEOs.
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards	Non-Equity Incentive Plan Compensation ($)(3)	Changes in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Douglas H. Shulman, Chairman and Chief Executive Officer	2021	889,231	14,005,170	—	2,567,500	—	4,253,167	21,715,068
	2020	800,000	4,221,360	—	1,945,166	—	2,773,106	9,739,632
	2019	800,000	4,361,640	—	2,238,500	—	1,018,191	8,418,331
Micah R. Conrad, Executive Vice President and Chief Financial Officer	2021	450,000	4,890,638	—	1,730,750	—	1,128,810	8,200,198
	2020	450,000	1,419,862	—	654,283	—	785,209	3,309,354
	2019	409,039	616,654	—	752,950	—	470,873	2,249,516
Rajive Chadha, Executive Vice President and Chief Operating Officer	2021	450,000	4,816,622	—	1,691,250	—	1,174,119	8,131,991
	2020	450,000	1,343,113	—	618,917	—	754,879	3,166,909
	2019	190,384	1,240,950	—	712,250	—	372,203	2,515,787

(1)
The amount in this column reflects the salary each NEO received as base salary in 2021.

(2)
This column reports the grant date fair value of each form of equity award granted to our NEOs in accordance with ASC 718.

For 2021, the amounts in this column include RSUs reflecting the equity component of our annual incentive program, annual PSU grants and a retention equity award of RSUs and PSUs with performance and service-based components. The 2021 amounts are reflected in the following table:
Name	Annual RSU Grant(a) $	Annual PSU Grant(b) $	Retention RSU Grant(c) $	Retention PSU Grant(d) $	Total 2021 Stock Awards $
Douglas H. Shulman	1,949,160	2,121,343	5,934,000	4,000,667	14,005,170
Micah R. Conrad	655,594	713,544	2,111,250	1,410,250	4,890,638
Rajive Chadha	620,157	674,965	2,111,250	1,410,250	4,816,622

(a)
The RSUs granted in partial payment of the annual incentive awards vest in three equal increments following the grant date based on continued service, with one-third having vested on February 19, 2021, one-third having vested on February 19, 2022 and one-third vesting in February 2023.

(b)
The reported grant date fair value of the PSUs reported in this column and included in the Summary Compensation Table is based on target payouts of such awards. If the maximum level of performance had been assumed, the grant date fair value of such PSUs would have been $3,182,015 for Mr. Shulman, $1,070,316 for Mr. Conrad and $1,012,448 for Mr. Chadha. The PSUs vest after three years based upon the attainment of performance goals established by the Committee for the 2021-2023 performance period.

(c)
The retention RSUs will vest in equal annual increments over a four-year period beginning on the first anniversary of the grant date.

(d)
The retention PSUs will vest based on performance over a seven-year period. The grant date fair value of the retention PSUs reported in this column and included in the Summary Compensation Table is based on target payouts of such awards. If the maximum level of performance had been assumed, the grant date fair value of such awards would have been $6,001,001 for Mr. Shulman and $2,115,375 for each of Messrs. Conrad and Chadha. The PSUs in the retention grant will vest based on the Company’s TSR over a seven-year period, with 50% of the PSUs vesting at a TSR of 80%, 100% of the PSUs vesting at a TSR of 100% and 150% of the PSUs vesting at a TSR of 120%, with the payout being reduced by 10% for each year the tranche is achieved following year five of the seven-year performance period.

The amounts in this column with respect to 2020 include RSUs reflecting the equity component of our 2019 annual incentive program paid out in January 2020 and annual PSUs granted in 2020. The grant date fair value of the RSUs was $2,320,718 for Mr. Shulman, $780,566 for Mr. Conrad and $738,395 for Mr. Chadha. The grant date fair value of the annual PSUs was $1,900,642 for Mr. Shulman, $639,296 for Mr. Conrad and $604,718 for Mr. Chadha.
The amounts in this column with respect to 2019 include RSUs reflecting the equity component of our 2018 annual incentive program paid out in January 2019 and annual PSUs granted in 2019. The grant date fair value of the RSUs was $1,255,650 for Mr. Shulman, $0 for Mr. Conrad and $657,642 for Mr. Chadha. The grant date fair value of the annual PSUs was $3,105,990 for Mr. Shulman, $616,654 for Mr. Conrad and $583,308 for Mr. Chadha.
For a summary of the assumptions used in the valuation of these equity-based awards, please see Note 16, Share Based Compensation, to our audited consolidated financial statements included in the 2021 Annual Report.
(3)
The amounts in this column reflect (i) the annual cash awards paid with respect to performance for the applicable year under the annual incentive program and (ii) for 2021 only, payment to each of Messrs. Conrad and Chadha of the 2019-2021 performance-based cash awards in the amount of  $1,000,000 each.

(4)
The amounts shown in this column include the following for 2021:

Name	401(k) Match $	Dividend Equivalents(a) $	Other Compensation(b) $	Total All Other Compensation $
Douglas H. Shulman	11,600	4,240,015	1,552	4,253,167
Micah R. Conrad	11,600	1,115,658	1,552	1,128,810
Rajive Chadha	11,600	1,160,487	2,032	1,174,119

(a)
The values in this column represent dividend equivalent payments during 2021 in respect of RSUs, PSUs and Performance Option Awards held by our NEOs. These amounts are reported in this column because they are not included in the grant date fair value of awards.

(b)
The values in this column represent employer-paid health spending account contributions and fringe benefit imputed income pursuant to group health and welfare benefit programs that are available generally to all employees.

2021 Grants of Plan-Based Awards Table
The table below summarizes information regarding grants of plan-based awards to our NEOs during 2021.
Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Douglas H. Shulman	1/28/2021(2)	916,667	1,833,333	2,750,000	—	—	—	—	—
	1/28/2021(3)	—	—	—	—	—	—	40,372	1,949,160
	2/9/2021(4)	—	—	—	19,026	38,051	76,102	—	2,121,343
	7/16/2021(5)	—	—	—	—	—	—	100,000	5,934,000
	7/16/2021(6)	—	—	—	50,000	100,000	150,000	—	4,000,667
	7/16/2021(7)	166,667	333,333	500,000	—	—	—	—	—
Micah R. Conrad	1/28/2021(2)	308,334	616,667	925,001	—	—	—	—	—
	1/28/2021(3)	—	—	—	—	—	—	13,579	655,594
	2/9/2021(4)	—	—	—	6,400	12,799	25,598	—	713,544
	9/7/2021(5)	—	—	—	—	—	—	37,500	2,111,250
	9/7/2021(6)	—	—	—	18,750	37,500	56,250	—	1,410,250
Rajive Chadha	1/28/2021(2)	291,667	583,333	875,000	—	—	—	—	—
	1/28/2021(3)	—	—	—	—	—	—	12,845	620,157
	2/9/2021(4)	—	—	—	6,054	12,107	24,214	—	674,965
	9/7/2021(5)	—	—	—	—	—	—	37,500	2,111,250
	9/7/2021(6)	—	—	—	18,750	37,500	56,250	—	1,410,250

(1)
Amounts reported in this column are calculated in accordance with ASC 718 based on the probable achievement of the underlying performance conditions. For a summary of the assumptions used in the valuation of these equity-based awards, please see Note 16, Share Based Compensation, to our audited consolidated financial statements included in our 2021 Annual Report.

(2)
Represents 2021 cash awards under the annual incentive program. The amounts reported represent the threshold, target and maximum awards (50%, 100% and 150% of target, respectively) that could be earned based on achievement of quantitative and qualitative goals as determined by the Committee. Based on the actual achievement for 2021 under the terms of the annual incentive program, the Committee approved cash payouts in early 2022 at 118.5% of target, as reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2021 above.

(3)
Represents RSUs granted under the 2020 annual incentive program. The amount reported in this table represents the RSUs that were granted in 2021 following the determination of 2020 performance. The RSUs vest in three equal annual installments, with one-third having vested on February 19, 2021, one-third having vested on February 19, 2022 and one-third vesting in February 2023.

(4)
Represents annual PSUs granted in 2021. The PSU awards will fully vest in the first quarter of 2024, to the extent earned, based upon actual achievement of quantitative goals as determined by the Committee and as further described in the CD&A.

(5)
Represents the time-based RSU component of retention equity awards granted on July 16, 2021 to Mr. Shulman and on September 7, 2021 to Messrs. Conrad and Chadha. These grants will vest in equal annual increments over a four-year period beginning on the first anniversary of the grant date.

(6)
Represents the PSU component of retention equity awards granted on July 16, 2021 to Mr. Shulman and on September 7, 2021 to Messrs. Conrad and Chadha. These grants will vest based on the Company’s TSR over a seven-year period, with 50% of the PSUs vesting at a TSR of 80%, 100% of the PSUs vesting at a TSR of 100% and 150% of the PSUs vesting at a TSR of 120%, with the payout being reduced by 10% for each year the tranche is achieved following year five of the seven-year performance period.

(7)
Represents an incremental increase in the 2021 cash award for Mr. Shulman under the annual incentive program in connection with his salary increase in July 2021 as further described in the CD&A. The amounts reported represent the threshold, target and maximum awards (50%, 100% and 150% of target, respectively) that could be earned based on achievement of quantitative and qualitative goals as determined by the Committee. Based on the actual achievement for 2021 under the terms of the annual incentive program, the Committee approved cash payouts in early 2022 at 118.5% of target, as reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2021 above.
The 2021 Grants of Plan-Based Awards Table reports the dollar value of cash (non-equity) incentive awards and the number and value of equity awards granted to each executive officer during 2021. With regard to cash incentives, this table reports the range of potential values that could have been obtained by the executive officer; whereas the Summary Compensation Table reports the actual value realized for 2021. Equity amounts represent the grant date values of the awards determined under ASC 718 for purposes of financial statement reporting, which are based on probable outcomes. Grant date fair values reflected in the 2021 Grants of Plan-Based Awards Table do not include dividend equivalent payments with respect to the underlying equity-based awards.

Outstanding Equity Awards at 2021 Fiscal Year-End Table
The following table summarizes the equity awards held by our NEOs that were unvested and outstanding as of December 31, 2021.
	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)(1)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Name	Exercisable (#)	Unexercisable (#)
Douglas H. Shulman	—	—	125,000	23.91	7/16/2024	144,947(3)	7,253,148	337,655(6)	16,896,256
Micah R. Conrad	—	—	40,000	21.01	7/26/2024	52,618(4)	2,633,005	92,584(7)	4,632,903
Rajive Chadha	—	—	40,000	21.01	7/26/2024	60,646(5)	3,034,726	88,021(8)	4,404,571

(1)
The Performance Option Awards held by the NEOs are in three tranches. The first two tranches settled during 2021, as reflected below in the 2021 Options Exercised and Stock Vested Table, and the third tranche remains unvested as reflected in this column. The unvested tranche is subject to a vesting condition relating to the Company achieving a specified volume-weighted average trading price (“VWAP”) over a consecutive six-month period by July 2024. As of December 31, 2021, the VWAP goal for Tranche III was $75.51 for Mr. Shulman and $76.01 for Messrs. Conrad and Chadha, in each case subject to further adjustment (as described below). The awards include reductions to the VWAP and the base calculation price of unvested awards as follows: an amount equal to 50% of any cash dividends is applied to reduce the VWAP and the base calculation price; the remaining 50% of any cash dividends is paid to the award holder as soon as practicable following the date such cash dividend is paid to holders of shares of common stock, provided that the award holder remains employed. If the award holder is no longer employed, an amount equal to 100% of any cash dividend is applied to reduce the VWAP and the base calculation price.

(2)
Based on the closing market price of Company common stock on December 31, 2021 of  $50.04 per share.

(3)
Represents RSUs granted to Mr. Shulman in 2020 and 2021 that were unvested as of December 31, 2021. The vesting schedule for the RSUs is as follows: 31,489 vested in February 2022, 25,000 are scheduled to vest in July 2022, 13,458 are scheduled to vest in February 2023, 25,000 are scheduled to vest in July 2023, 25,000 are scheduled to vest in July 2024 and 25,000 are scheduled to vest in July 2025.

(4)
Represents RSUs granted to Mr. Conrad in 2020 and 2021 that were unvested as of December 31, 2021. The vesting schedule for the RSUs is as follows: 10,591 vested in February 2022, 9,375 are scheduled to vest in September 2022, 4,527 are scheduled to vest in February 2023, 9,375 are scheduled to vest in September 2023, 9,375 are scheduled to vest in September 2024 and 9,375 are scheduled to vest in September 2025.

(5)
Represents RSUs granted to Mr. Chadha in 2020 and 2021 that were unvested as of December 31, 2021. The vesting schedule for the RSUs is as follows: 10,020 vested in February 2022, 8,844 vested in April 2022, 9,375 are scheduled to vest in September 2022, 4,282 are scheduled to vest in February 20, 2023, 9,375 are scheduled to vest in September 2023, 9,375 are scheduled to vest in September 2024 and 9,375 are scheduled to vest in September 2025.

(6)
Represents PSUs granted to Mr. Shulman in 2019, 2020 and 2021, in each case assuming performance is achieved at maximum performance levels. The vesting schedule for the PSU awards is as follows: 155,300 annual PSUs vested in the first quarter of 2022, 44,304 annual PSUs will vest in the first quarter of 2023, 38,051 annual PSUs will vest in the first quarter of 2024 and 100,000 retention PSUs will vest no later than July 2028, in each case based upon actual achievement of the quantitative goals as determined by the Committee. The PSUs that were granted in 2019 and vested in the first quarter of 2022 included PSUs granted with respect to Mr. Shulman’s 2018 service pursuant to the terms of his employment agreement, as described on page 57.

(7)
Represents PSUs granted to Mr. Conrad in 2019, 2020 and 2021, in each case assuming performance is achieved at maximum performance levels. The vesting schedule for the PSU awards is as follows: 27,383 annual PSUs vested in the first quarter of 2022, 14,902 annual PSUs will vest in the first quarter of 2023, 12,799 annual PSUs will vest in the first quarter of 2024 and 37,500 retention PSUs will vest no later than September 2028, in each case based upon actual achievement of the quantitative goals as determined by the Committee.

(8)
Represents PSUs granted to Mr. Chadha in 2019, 2020 and 2021, in each case assuming performance is achieved at maximum performance levels. The vesting schedule for the PSU awards is as follows: 24,318 annual PSUs vested in the first quarter of 2022, 14,096 annual PSUs will vest in the first quarter of 2023, 12,107 annual PSUs will vest in the first quarter of 2024 and 37,500 retention PSUs will vest no later than September 2028, in each case based upon actual achievement of the quantitative goals as determined by the Committee.

2021 Options Exercised and Stock Vested Table
	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas H. Shulman(2)	525,000	17,416,875	45,441	2,225,700
Micah R. Conrad(3)	160,000	5,767,100	12,758	624,887
Rajive Chadha(4)	160,000	5,767,100	17,831	908,521

(1)
The Performance Option Awards were granted to the NEOs in three tranches (300,000, 225,000 and 125,000 for Mr. Shulman; and 90,000, 70,000 and 40,000 for Messrs. Conrad and Chadha). The first two tranches settled during 2021, as shown in the table above and were paid in cash pursuant to their terms.

(2)
Represents RSUs that vested on February 19, 2021 with a value of  $48.98 per share on the vesting date.

(3)
Represents RSUs that vested on February 19, 2021 with a value of  $48.98 per share on the vesting date.

(4)
Includes 10,018 RSUs that vested on February 19, 2021, with a value of  $48.98 per share on the vesting date, and 7,813 RSUs that vested on April 20, 2021, with a value of  $53.48 per share on the vesting date.

Potential Payments Upon Termination or Change-In-Control for 2021
The following table shows the payments and benefits that our NEOs would have been eligible to receive if their employment had been terminated or if a change in control of the Company had occurred as of December 31, 2021. Amounts used for equity awards are based on the closing market price of our common stock on December 31, 2021 of  $50.04 per share.
Name	Type of Payment or Benefit	Voluntary Resignation without Good Reason or Retirement ($)	Termination Due to Disability or Death ($)	Termination without Cause ($)	Termination for Good Reason ($)	Change in Control ($)(1)	Termination without Cause or for Good Reason following a Change in Control ($)
Douglas H. Shulman(2)	Cash Severance Payment	—	—	12,875,700	12,875,700	—	12,875,700
	Acceleration of Unvested RSUs	—	7,253,148	2,826,710	—	—	7,253,148
	Acceleration of Unvested PSUs	—	—	—	—	—	16,896,256
	Continuation of Benefits Payment	—	—	24,885	24,885	—	24,885
	Total	—	7,253,148	15,727,295	12,900,585	—	37,049,989
Micah R. Conrad(3)(4)	Cash Severance Payment	—	—	450,000	—	—	450,000
	Acceleration of Unvested RSUs	—	2,633,005	999,099	—	—	2,633,005
	Acceleration of Unvested PSUs	—	—	—	—	—	4,632,903
	Continuation of Benefits Payment	—	—	24,044	24,044	—	24,044
	Total	—	2,633,005	1,473,143	24,044	—	7,739,952
Rajive Chadha(3)(5)	Cash Severance Payment	—	—	450,000	—	—	450,000
	Acceleration of Unvested RSUs	—	3,034,726	1,413,080	—	—	3,034,726
	Acceleration of Unvested PSUs	—	—	—	—	—	4,404,571
	Continuation of Benefits Payment	—	—	17,135	17,135	—	17,135
	Total	—	3,034,726	1,880,215	17,135	—	7,906,432

(1)
None of the NEOs is eligible to receive benefits solely in the event of a change in control. Notwithstanding the foregoing, the Omnibus Incentive Plan and certain of the NEOs’ award agreements contemplate acceleration of vesting of equity awards if such awards are not assumed and/or substituted upon a change in control.

(2)
Under Mr. Shulman’s employment agreement, in the event of a termination by the Company without cause or by the executive for good reason (whether or not in connection with a change in control), he will receive a cash severance payment of an aggregate amount equal to (i) $2,633,333 payable over 24 months (or, if such termination occurs within the 24-month period following a change in control, a single lump sum), plus (ii) any earned but unpaid annual and long-term incentive for the calendar year immediately preceding the termination, plus (iii) an amount equal to two-thirds of the average annual and long-term incentive earned in respect of the three years completed prior to the year of termination. Under the terms of Mr. Shulman’s employment agreement, he is also entitled to a lump sum distribution equal to 12 months of premiums for COBRA continuation for Mr. Shulman and his dependents, representing $24,885.

Mr. Shulman’s RSU award agreements provide that (a) upon a termination without cause, the RSUs next scheduled to vest will vest, representing a total of 56,489 RSUs, or $2,826,710, and (b) upon a termination without cause (or, for the RSUs granted in 2021, resignation for good reason) during the 12 months following a change in control, or upon his death or disability, all unvested RSUs will vest, representing 144,947 RSUs, or $7,253,148.

Mr. Shulman’s PSU award agreements, including his annual PSUs and retention PSUs, provide that a total of 337,655 PSUs will vest upon a termination without cause (or, for the PSUs granted in 2021, resignation for good reason) during the 12 months following a change in control, or $16,896,256, and do not otherwise vest upon termination.
(3)
As of December 31, 2021, Messrs. Conrad and Chadha were eligible to receive severance benefits pursuant to the Executive Severance Plan. Under the Executive Severance Plan, upon a termination by the Company without cause (whether or not in connection with a change in control) or by the executive for good reason within 12 months following a change in control, each executive receives base salary continuation for 12 months and a lump sum distribution equal to 12 months of premiums for COBRA continuation for the executive and his dependents at the rates in effect on the date of termination. Messrs. Conrad and Chadha are eligible to receive lump-sum COBRA premiums pursuant to the terms of the Executive Severance Plan in the amounts of  $24,044 and $17,135, respectively.

(4)
Mr. Conrad’s RSU award agreements provide that (a) upon a termination without cause, the RSUs next scheduled to vest will vest, representing a total of 19,966 RSUs, or $999,099, and (b) upon a termination without cause (or, for the RSUs granted in 2021, resignation for good reason) during the 12 months following a change in control, or upon his death or disability, all unvested RSUs will vest, representing 52,618 RSUs, or $2,633,005.

Mr. Conrad’s PSU award agreements, including his annual PSUs and retention PSUs, provide that a total of 92,584 PSUs will vest upon a termination without cause (or, for the PSUs granted in 2021, resignation for good reason) during the 12 months following a change in control, or $4,632,903, and do not otherwise vest upon termination.
(5)
Mr. Chadha’s RSU award agreements provide that (a) upon a termination without cause, the RSUs next scheduled to vest will vest, representing a total of 28,239 RSUs, or $1,413,080, and (b) upon a termination without cause (or, for the RSUs granted in 2021, resignation for good reason) during the 12 months following a change in control, or upon his death or disability, all unvested RSUs will vest, representing 60,646 RSUs, or $3,034,726.

Mr. Chadha’s PSU award agreements, including his annual PSUs and retention PSUs, provide that a total of 88,021 PSUs will vest upon a termination without cause (or, for the PSUs granted in 2021, resignation for good reason) during the 12 months following a change in control, or $4,404,571, and do not otherwise vest upon termination.
Severance and Change-in-Control Arrangements
Executive Severance Plan
Our Executive Severance Plan is intended to facilitate changes in the leadership team by establishing terms for the separation of an executive officer in advance, allowing for a smooth transition of responsibilities when it is in the best interests of the Company. As of December 31, 2021, the Committee had identified Messrs. Chadha and Conrad as “eligible executives,” as defined in the Executive Severance Plan for purposes of participation in such plan. The Executive Severance Plan provides for severance payments and benefits to the eligible executives in the event of a “qualifying termination.” A qualifying termination is defined as (i) a termination by the Company without “cause” or (ii) a termination by the executive for “good reason” on or before the 12-month anniversary of a “change in control” (each term, as defined in the Executive Severance Plan). In the event of a qualifying termination and subject to the eligible executive’s adherence to the covenants contained in the Executive Severance Plan and execution of a severance agreement (including a general waiver and release of claims along with certain non-competition and intellectual property protections), the Executive Severance Plan provides for (i) continued payment of the eligible executive’s annual base salary for a period of 12 months and (ii) a lump sum cash payment in an amount equal to 12 months of premiums for COBRA continuation coverage for the eligible executive and their eligible dependents.
Omnibus Incentive Plan
In January 2021, we amended our Omnibus Incentive Plan to provide that, unless otherwise determined by the plan administrator, if a change in control occurs (as defined in the Omnibus Incentive Plan), and the employment of the holder of an award granted under the plan (an “Award”) is terminated by the Company without cause (as defined in the Omnibus Incentive Plan) on or after the effective date of the change in control but prior to 12 months following the change in control, then: (i) any unvested portion of any Award carrying a right to exercise shall become fully vested and exercisable; and (ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to an Award granted under the Omnibus Incentive Plan shall lapse and such Award shall be deemed fully vested and any performance goals imposed with respect to such Awards shall be deemed to be fully achieved. The change in control protection provided by the Omnibus Incentive Plan does not apply to the voluntary termination of employment by an Award recipient following a change in control for “good reason” or otherwise.
Mr. Shulman’s Employment Agreement
In July 2018, we entered into an employment agreement with Mr. Shulman pursuant to which he began serving as our CEO on September 8, 2018, and which reflected advice from our independent compensation consultant and consideration of the terms of Mr. Shulman’s compensation arrangements with his prior employer.
Pursuant to our employment agreement with Mr. Shulman, and an adjustment to base salary and incentive opportunity approved by the Committee in July 2021, Mr. Shulman receives an annual base salary of $1,000,000 and is eligible for an annual target incentive of  $6,500,000, payable in cash, RSUs and PSUs, subject to achievement of performance goals established by the Committee. The employment agreement also provided that the PSUs to be granted to Mr. Shulman pursuant to our annual equity grant determination for 2019 would include a prorated grant made with respect to his 2018 service.
Mr. Shulman is eligible to receive the termination benefits pursuant to his employment agreement. If Mr. Shulman’s employment is terminated by the Company other than for “cause” (as defined in the agreement, but not including a termination of employment due to death or disability) or he resigns for “good reason” (as defined in the agreement and summarized below), and if Mr. Shulman executes a general release of claims in a form acceptable to the Company and continues to comply with all applicable restrictive covenants, then he would be entitled to: (i) a severance payment equal to $2,633,333, payable in equal installments over a 24-month period in accordance with the Company’s payroll (or, if such termination occurs within the 24-month period following a “change in control” (as defined in the agreement), a single lump sum); (ii) any earned but unpaid annual and long-term incentive for the calendar year immediately preceding the termination; (iii) an amount equal to two-thirds of the average annual and long-term incentive earned in respect of the three years completed prior to the year of termination; and (iv) a lump sum payment equal to 12 months of COBRA premiums.
For purposes of Mr. Shulman’s employment agreement, “good reason” means (i) a material reduction in his duties, authorities, responsibilities or reporting relationships; (ii) the reduction of his base salary or annual and long-term incentive opportunity (in each case, other than an across-the-board reduction affecting all senior management of the Company which reduction results in the decrease of his base salary or annual and long-term incentive opportunity, as applicable, of less than 10%); (iii) relocation of his principal location of employment by more than 50 miles (unless such new location is closer to his primary residence in New York City); (iv) the failure to nominate him as a member of the board of directors of the Company; or (v) the failure to pay him compensation when due under the terms of his employment agreement.
Pursuant to the employment agreement, as amended in July 2021, Mr. Shulman is bound by certain restrictive covenants including confidentiality, non-disparagement, work product and, during the term of his employment and for a period of one year thereafter, non-solicitation of employees, consultants and customers and non-competition. The Company is bound by a non-disparagement covenant.
Mr. Chadha’s Employment Agreement
In connection with Mr. Chadha’s appointment as Executive Vice President and Chief Operating Officer, the Company entered into an offer letter agreement with Mr. Chadha setting forth the terms of his employment and compensation. The terms of the offer letter agreement reflect consideration of the terms of Mr. Chadha’s compensation arrangements with his prior employer and the results of negotiations between the parties to the agreement.
The letter agreement provides for an annual base salary of  $450,000 and eligibility for a 2019 annual target incentive of  $1,750,000, with one-third payable in cash, one-third granted in RSUs (in each case, subject to the achievement of performance goals established by the Committee relating to the 2019 performance period), and the remaining one-third granted in PSUs, with vesting based on performance over the 2019-2021 performance period. In addition to the annual incentive award, Mr. Chadha was granted a three-year performance-based cash award and Performance Option Awards, subject to vesting conditions described in “Compensation Discussion & Analysis — Fiscal 2021 Compensation Elements — Performance-Based Awards Earned in 2021.” In addition, Mr. Chadha received certain relocation benefits, including reimbursed commuting expenses, home sale assistance and home purchase assistance.
6	CEO Pay Ratio
In accordance with SEC rules, we have calculated the ratio between the total compensation of our CEO and our median employee for 2021. To select our median employee we evaluated our employee population and determined our median employee using W-2 income as our consistently applied compensation measure. We included our entire employee population as of December 31, 2020, annualized base pay for employees who were hired in 2020, and converted compensation for employees paid in currencies other than the U.S. dollar into U.S. dollars using a fiscal year 2020 exchange rate. We did not make any full-time equivalent adjustment for any employee when annualizing base pay. We examined a small group of employees for whom total cash compensation was clustered within a few dollars around the median. From this group, we selected an individual we determined to be reasonably representative of our median employee. The 2020 median employee has since left the Company and, as permitted by applicable SEC rules, we have substituted another employee whose 2020 compensation was substantially similar to the original median employee. We do not believe that there have been any changes in our employee population or employee compensation arrangements that would significantly impact our CEO pay ratio disclosure.
The 2021 annual total compensation for the median employee, who serves as a personal loan specialist, determined in accordance with SEC rules was $52,697. The 2021 annual total compensation for our CEO, Mr. Shulman, was $21,715,068, as reported in the “Total” column of the Summary Compensation Table. The resulting pay ratio is estimated to be approximately 412 to 1.
Amounts reported in the Summary Compensation Table for our NEOs, including our CEO, are determined pursuant to SEC rules that do not necessarily reflect amounts actually received or realized by, or value actually delivered to, our NEOs, including our CEO. In addition, other companies have different employee demographics and compensation and benefit practices. As a result, CEO pay ratios reported by other companies may vary significantly and likely are not comparable to our CEO pay ratio.

Audit Committee Matters
Proposal 2 – Ratification of Appointment of Independent Auditors
The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2022. The Board is asking stockholders to ratify the appointment. Although SEC regulations and the NYSE listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important corporate governance matter for stockholders to provide input to the Audit Committee and the Board. If the appointment of PricewaterhouseCoopers LLP is not ratified, the matter of the appointment of the independent registered public accounting firm will be re-considered by the Audit Committee. Representatives of PricewaterhouseCoopers LLP are expected to be available at the Annual Meeting by phone and will be given an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate stockholder questions regarding the Company’s financial statements.

The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Audit Committee Policies and Procedures
Audit Committee’s Pre-Approval Policies and Procedures
Our Audit Committee is responsible for pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for us and our subsidiaries by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has adopted a pre-approval policy and implemented procedures that provide that all engagements of our independent registered public accounting firm are reviewed and pre-approved by the Audit Committee, except for such services that fall within the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that our Audit Committee approves prior to the completion of the audit. The pre-approval policy also permits the delegation of pre-approval authority to a member of the Audit Committee between meetings of the committee, and any such approvals are reviewed and ratified by the committee at its next scheduled meeting. The Audit Committee has delegated to the Chair of the committee the authority to pre-approve permissible non-audit services.
Independent Auditor Tenure and Rotation
As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. PricewaterhouseCoopers LLP has been our independent auditor since 2002. PricewaterhouseCoopers LLP rotates its lead audit engagement partner every five years and the Audit Committee interviews proposed candidates and selects the lead audit engagement partner. The Audit Committee believes there are significant benefits to having an independent auditor with an extensive history with the Company.

Independent Registered Public Accounting Firm Fees and Services
For the years ended December 31, 2021 and 2020, professional services were performed for us by PricewaterhouseCoopers LLP, our independent registered public accounting firm, pursuant to the oversight of our Audit Committee. Set forth below are the fees billed to us by PricewaterhouseCoopers LLP for the years ended December 31, 2021 and 2020. All fees and services were pre-approved in accordance with the Audit Committee’s pre-approval policy.
	2021	2020
Audit Fees	$11,591,000	$10,188,000
Audit-Related Fees	$1,434,000	$871,000
Tax Fees	$40,000	$500,000
All Other Fees	$8,000	$9,000
Total Fees	$13,073,000	$11,568,000
Audit Fees. Audit fees primarily related to the annual audits of the combined consolidated financial statements of the Company and OMFC included in the 2021 Annual Report, the annual audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the combined condensed consolidated financial statements of the Company and OMFC included in our Quarterly Reports on Form 10-Q, and statutory audits of our insurance subsidiaries.
Audit-Related Fees. For 2021 and 2020, audit related fees primarily related to comfort letters issued to underwriters for debt and security offerings, implementation of accounting standards updates and certain other agreed-upon procedures.
Tax Fees. For 2021 and 2020 tax fees related to the computation of certain tax credits.
All Other Fees. For 2021 and 2020, all other fees related to services for our insurance subsidiaries.
Audit Committee Report

The Audit Committee is a standing committee of the Board that comprises solely non-employee directors who have been affirmatively determined to be “independent” within the meaning of the NYSE Listing Standards and Section 10A of the Exchange Act. The Audit Committee operates pursuant to a written charter that is available under the Corporate Governance tab in the Investor Relations section of the Company’s website at http://investor.onemainfinancial.com and is also available to stockholders upon request, addressed to OneMain Holdings, Inc., c/o Secretary, 601 NW Second Street, Evansville, Indiana 47708.

The Company’s management is responsible for the preparation of the Company’s consolidated financial statements and the Company’s overall financial reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with GAAP. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also solely responsible for the selection and termination of the Company’s independent registered public accounting firm, including the approval of audit fees and any permissible non-audit services provided by and fees paid to the independent registered public accounting firm. See “Board of Directors — Board Structure — Committees of the Board — Audit Committee” above for additional information regarding the role and responsibilities of the Audit Committee.

In connection with the preparation of the Company’s consolidated financial statements for the year ended December 31, 2021, the Audit Committee:

•
Reviewed and discussed the Company’s audited consolidated financial statements with management;

•
Discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC governing communications between auditors and audit committees, including the scope of the audit, the Company’s critical accounting policies and estimates, new accounting guidance and the critical audit matter addressed during the audit; and

•
Received the written disclosures and the letters from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP their independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s 2021 Annual Report, for filing with the SEC.

Audit Committee of the Board of Directors
Roy A. Guthrie Philip L. Bronner Richard A. Smith

Information about Stock Ownership
Persons Owning More than 5% of OneMain Stock
The following table shows as of March 31, 2022, the most recent practicable date according to publicly available information, the beneficial ownership of shares of Company common stock by each stockholder known to the Company to beneficially own more than 5% of Company common stock. As of March 31, 2022, there were 125,779,365 shares of the Company’s common stock issued and outstanding.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	12,377,395	9.84%
FMR LLC(2) 245 Summer Street Boston, MA 02210	11,640,808	9.25%
Värde Partners, Inc.(3) 901 Marquette Ave. S, Suite 3300 Minneapolis, MN 55402	7,552,292	6.00%

(1)
All information about The Vanguard Group (“Vanguard”) is based on Amendment No. 3 to its Schedule 13G filed with the SEC on February 10, 2022. Vanguard reported that it is the beneficial owner of 12,377,395 shares of Company common stock representing 9.56% of our issued and outstanding common stock as of December 31, 2021. Vanguard also reported that it has sole dispositive power with respect to 12,239,505 shares of common stock and shared dispositive power of 137,890 shares of common stock.

(2)
All information about FMR LLC (“FMR”) is based on Amendment No. 8 to its Schedule 13G filed with the SEC on February 9, 2022. FMR reported that it is the beneficial owner of 11,640,808 shares of Company common stock representing 8.989% of our issued and outstanding common stock as of December 31, 2021. FMR also reported that it has sole voting power over 1,264,069 shares of common stock and sole dispositive power over 11,640,808 shares of common stock. FMR also disclosed the following: Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

(3)
All information about Värde is based on Amendment No. 4 to its Schedule 13D (the “Värde Schedule 13D”) filed with the SEC on October 18, 2021 by Värde Partners, Inc. (“Värde”) and the other reporting persons listed therein. Värde reported that: each of Värde Partners, Inc., Värde Partners, L.P., Uniform Investco GP LLC, Uniform Investco LP, Ilfryn C. Carstairs and George G. Hicks beneficially owns and has shared voting and dispositive power over 7,552,292 shares of Company common stock; Uniform InvestCo Sub L.P. beneficially owns and has shared voting and dispositive power over 4,944,066 shares of Company common stock; each of The Värde Specialty Finance Fund G.P., L.P., The Värde Specialty Finance Fund U.G.P., LLC and Värde SFLT, L.P. beneficially owns and has shared voting and dispositive power over 1,888,073 shares of Company common stock; each of The Värde Fund XII UGP, LLC, The Värde Fund XII G.P., L.P. and The Värde Fund XII (Master), L.P. beneficially owns and has shared voting and dispositive power over 1,306,546 shares of Company common stock; Värde Investment Partners, L.P. beneficially owns and has shared voting and dispositive power over 1,268,785 shares of Company common stock; each of Värde Credit Partners UGP, LLC, Värde Credit Partners G.P., L.P. and Värde Credit Partners Master, L.P. beneficially owns and has shared voting and dispositive power over 1,004,455 shares of Company common stock; each of The Värde Skyway Fund UGP, LLC, The Värde Skyway Fund G.P., L.P. and The Värde Skyway Master Fund, L.P. beneficially owns and has shared voting and dispositive power over 853,409 shares of Company common stock; each of Värde Investment Partners UGP, LLC and Värde Investment Partners G.P., L.P., beneficially owns and has shared voting and dispositive power over 2,499,809 shares of Company common stock; Värde Investment Partners (Offshore) Master, L.P. beneficially owns and has shared voting and dispositive power over 876,066 shares of Company common stock;

and The Värde Fund VI-A, L.P. beneficially owns and has shared voting and dispositive power over 354,958 shares of Company common stock. Various relationships among such persons are described in the Värde Schedule 13D. As set forth in the Värde Schedule 13D, the principal address of each of the foregoing persons other than Mr. Carstairs is c/o Värde Partners, Inc., 901 Marquette Avenue South, Suite 3300, Minneapolis, MN 55402; the principal address of Mr. Carstairs is Värde Partners Asia Pte. Ltd., 6 Battery Road #21-01, Singapore 049909.

OneMain Stock Beneficially Owned by Officers and Directors
The following table shows as of March 31, 2022, the most recent practicable date according to publicly available information, the beneficial ownership of shares of Company common stock by: (i) each present director, including the nominees for re-election at the Annual Meeting; (ii) the Company’s NEOs; and (iii) all directors and executive officers of the Company, as a group. As of March 31, 2022, there were 125,779,365 shares of the Company’s common stock issued and outstanding. Beneficial ownership means that the individual has or shares voting power or dispositive power with respect to the shares of Company common stock or the individual has the right to acquire the shares within 60 days following March 31, 2022. Unless otherwise stated, the address for each beneficial owner is c/o Secretary, OneMain Holdings, Inc., 601 NW Second Street, Evansville, Indiana 47708. None of the directors or executive officers listed below owns 1% or more of the Company’s common stock, individually or in the aggregate.
Name	Common Stock	Right to Acquire	Total
Douglas H. Shulman	199,372	0	199,372
Micah R. Conrad	40,821	0	40,821
Rajive Chadha	31,749	8,844	40,593
Philip L. Bronner	438	0	438
Phyllis R. Caldwell	1,739	0	1,739
Toos N. Daruvala	0	0	0
Roy A. Guthrie(1)	13,797	18,851	32,648
Valerie Soranno Keating	21,538	0	21,538
Aneek S. Mamik(2)	1,180	0	1,180
Richard A. Smith	8,730	5,575	14,305
Directors and executive officers as a group (10 persons)	319,364	33,270	352,634

(1)
Mr. Guthrie is the Investment Manager of Guthrie 2012 Investments LP, which owns 13,797 shares of common stock. Mr. Guthrie disclaims beneficial ownership of the shares of common stock held by Guthrie 2012 Investments LP except to the extent of his direct pecuniary interest therein.

(2)
The amount included in the table above represents Mr. Mamik’s personal holdings in the Company’s common stock. Mr. Mamik is an affiliate of Värde and may be deemed to beneficially own the shares of Company common stock through entities affiliated with Värde as described in footnote 3 to the “Persons Owning More than 5% of OneMain Stock” table above, although Mr. Mamik disclaims beneficial ownership of the shares of common stock beneficially owned by Värde except to the extent of his indirect pecuniary interest therein, if any.

Equity Compensation Plan Information
The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2021:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)(3)
Equity compensation plans approved by security holders	1,900,969	—	12,339,199
Equity compensation plans not approved by security holders	—	—	—
Total	1,900,969	—	12,339,199

(1)
Represents 1,900,969 shares of Company common stock reserved for issuance pursuant to RSUs (assuming maximum achievement of the applicable performance metrics) that were outstanding as of December 31, 2021.

(2)
There is no exercise or purchase price for such RSUs.

(3)
Represents shares of Company common stock that remained available for future issuance under our Omnibus Incentive Plan as of December 31, 2021, excluding shares identified in column (a) that are reserved for issuance pursuant to RSUs that were outstanding as of December 31, 2021. Under the terms of our Omnibus Incentive Plan, the number of shares available for future issuance increases annually on the first day of each fiscal year beginning in 2014 by a number of shares equal to the excess of  (x) 10% of the number of outstanding shares on the last day of the immediately preceding fiscal year over (y) the number of shares remaining available for future issuance under the Omnibus Incentive Plan as of the last day of the immediately preceding fiscal year. Accordingly, effective January 1, 2022, the number of shares of Company common stock remaining available for future issuance under our Omnibus Incentive Plan was increased by 441,765 shares to 12,780,964 shares.

Additional Information
Questions and Answers on the Annual Meeting and Voting
Q:
What is this document?

A:
This document is called a proxy statement and includes information regarding the matters to be acted upon at the Annual Meeting and certain other information required by the SEC and NYSE. This proxy statement is used by the Company’s Board of Directors to solicit proxies to be voted at the Annual Meeting. Proxies are solicited to give all stockholders an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting.

Q:
Who pays the cost of soliciting proxies?

A:
We are making this solicitation and will pay all costs of soliciting proxies. The solicitation of proxies or votes may be made by mail, in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:
How is the Company distributing proxy materials?

A:
We are using the SEC rule that allows companies to furnish proxy materials to their stockholders over the Internet. In accordance with this rule, on or about April 29, 2022, we mailed a Notice of Internet Availability to all stockholders entitled to vote at the Annual Meeting. By doing so, we save costs and reduce our impact on the environment. The Notice tells you how to:

•
view our proxy materials for the Annual Meeting, including this proxy statement and the OneMain Holdings, Inc. Combined Annual Report on Form 10-K for the year ended December 31, 2021, on the Internet and vote; and

•
instruct us to send proxy materials to you by mail or email.

You may also request delivery of an individual copy of the proxy statement and 2021 Annual Report by contacting us by mail at OneMain Holdings, Inc., c/o Secretary, 601 NW Second Street, Evansville, Indiana 47708 or by calling our Investor Relations department at (212) 359-2432.
Q:
What happens if multiple stockholders share the same address?

A:
If you and others who share your mailing address own Company common stock through bank or brokerage accounts, you may have received a notice that your household will receive only one copy of the proxy statement and 2021 Annual Report or Notice Regarding the Internet Availability of Proxy Materials. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. You may discontinue householding by contacting your bank or broker.

Q:
When and where will the Annual Meeting be held?

A:
The meeting will be held on June 13, 2022, at our corporate offices located at 601 NW Second Street, Evansville, Indiana 47708, beginning at 3:00 p.m. Central Time. Stockholders may obtain directions to the location of the meeting by contacting the Company’s Secretary at 601 NW Second Street, Evansville, Indiana 47708, Telephone: 812-424-8031. See “What if the Annual Meeting cannot be held as currently scheduled?” below for more information.

Q:
How do I attend the Annual Meeting?

A:
Admission to the Annual Meeting is limited to Company stockholders or their proxy holders. In order to be admitted to the Annual Meeting, each stockholder will be asked to present proof of stock ownership and a valid government-issued photo identification, such as a driver’s license. Proof of stock ownership may consist of the proxy card, or if shares are held in the name of a broker, bank or other nominee, i.e., in “street name,” an account statement or letter from the nominee indicating that you beneficially owned shares of Company common stock at the close of business on April 21, 2022, the record date for the Annual Meeting.

Q:
What if the Annual Meeting cannot be held as currently scheduled?

A:
We currently plan to hold the Annual Meeting in person. However, we continue to actively monitor public health and travel safety concerns relating to COVID-19 and the advisories or mandates that federal, state and local governments and related agencies, may issue. In the event we determine that it is not possible or advisable to hold the Annual Meeting as currently planned, we will publicly announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting in a different location or solely by means of remote communication (i.e., a virtual-only annual meeting). If you are planning to attend our Annual Meeting, please check the Investor Relations section of our website, which can be accessed at http://investor.onemainfinancial.com, prior to the meeting date for any updated information.

Q:
What is the structure of our Board of Directors?

A:
Our Board consists of eight members divided into three classes. Each class serves a three-year term. Three Class III directors are up for re-election at the Annual Meeting.

Q:
What matters will stockholders vote on at the meeting?

A:
You will be voting on the following:

1.
To elect three Class III directors, Valerie Soranno Keating, Aneek S. Mamik and Richard A. Smith, to serve until the 2025 Annual Meeting and until such director’s successor has been elected and qualified or until such director’s earlier death, resignation or removal (the “Director Election Proposal”).

2.
To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for OneMain Holdings, Inc. for the year ending December 31, 2022 (the “Auditor Ratification Proposal”).

3.
Such other business as may be properly brought before the meeting or any adjournments or postponements thereof.

Q:
What are the Board’s voting recommendations?

A:
The Board unanimously recommends that you vote “FOR” Proposal 1, the Director Election Proposal, and “FOR” Proposal 2, the Auditor Ratification Proposal.

Q:
Who may vote at the meeting?

A:
All stockholders who owned shares of Company common stock at the close of business on the record date of April 21, 2022 may attend and vote at the meeting.

Q:
How do I vote and what are the voting deadlines?

A:
You can vote either in person at the meeting or by proxy whether you attend the meeting or not. You can vote by telephone or Internet by following the instructions on the proxy card. If you are a registered holder of shares of Company common stock, you can also vote by mail by completing, signing, dating and returning your proxy card. If you hold your shares of our common stock beneficially in street name, you may submit proxies by following the voting instructions provided by your broker, bank or other nominee. See “What If I Am A ‘Beneficial Owner?’” below for more information. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern time, on June 12, 2022.
Q:
What if I am a “Beneficial Owner?”

A:
If you are a “beneficial owner,” also known as a “street name” holder (that is, you hold your shares of our common stock through a broker, bank or other nominee), you will receive voting instructions (including, if your broker, bank or other nominee elects to do so, instructions on how to vote your shares by telephone or over the Internet) from the record holder, and you must follow those instructions to have your shares voted at the Annual Meeting.

Q:
How do I change my voting instructions before the meeting?

A:
You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•
delivering a written notice of revocation to our Secretary at 601 NW Second Street, Evansville, Indiana 47708;

•
submitting another signed proxy card with a later date;

•
submitting another proxy by telephone or over the Internet at a later date; or

•
attending the Annual Meeting and voting in person.

If your shares are held in “street name,” please follow the directions given by the institution that holds your shares to change or revoke your voting instructions.
Q:
Is my vote confidential?

A:
We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our inspector of election to examine these documents. If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to our management and the Board to review your comments.

Q:
How many votes do I have?

A:
You will have one vote for each share of Company common stock that you owned at the close of business on April 21, 2022, the record date for the meeting.

Q:
How many shares of stock are eligible to vote at the Annual Meeting?

A:
At the close of business on April 21, 2022, there were a total of 125,211,094 shares of Company common stock issued and outstanding and eligible to vote at the Annual Meeting.

Q:
How many shares must be present to hold the Annual Meeting?

A:
The holders of a majority of the shares of Company common stock outstanding as of the record date and entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to hold the Annual Meeting and conduct business. This is called a quorum. In determining whether a quorum is present, shares represented by votes to withhold, abstentions and broker non-votes will be deemed present at the Annual Meeting. Once a share is deemed present for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting.

Q:
How many votes are required to elect directors and adopt other proposals?

A:
Proposal 1 — Director Election Proposal: Directors are elected by a plurality of the votes of holders of shares present, in person or by proxy, and entitled to vote at a meeting of stockholders at which a quorum is present.

Accordingly, the three nominees named in this proxy statement with the highest number of  “FOR” votes will be elected. Votes to withhold and broker non-votes, if any, will not have any effect on the election of a director.
Proposal 2 — Ratification of Auditors Proposal: Approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of the holders of a majority of the total number of shares present, in person or by proxy, and entitled to vote on the proposal.
Abstentions will be counted as present and entitled to vote on this proposal and will therefore have the same effect as a vote against this proposal. We do not expect there to be any broker non-votes with respect to this proposal.
Other business: All other business that may properly come before the Annual Meeting requires the affirmative vote of the holders of a majority of the total number of shares present, in person or by proxy, and entitled to vote on any such other business.
Q:
How will voting on any other business be conducted?

A:
We do not know of any other matters to be brought before the Annual Meeting. If matters other than the ones listed in this proxy statement properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.

Q:
What is the effect of abstentions and broker “non-votes”?

A:
Proxies marked “abstain” or proxies required to be treated as broker “non-votes” are considered present for purposes of determining whether there is a quorum at the Annual Meeting.

A broker non-vote occurs when you fail to provide your broker with voting instructions on a particular proposal that is non-routine. Brokers only have discretionary authority to vote your shares on proposals that are considered a “routine” matter.
The only routine matter scheduled to be voted upon at the Annual Meeting is the Ratification of Auditors Proposal. The Director Election Proposal is considered non-routine. Accordingly, if you hold your shares in “street name” through a broker or other nominee, it is critical that you instruct your broker or other nominee how to vote on the Director Election Proposal if you want your shares to count in the vote rather than be treated as a broker non-vote.
Abstentions and broker non-votes with respect to the Director Election Proposal will have no effect on the outcome of the Director Election Proposal. No broker non-votes are expected in connection with the Ratification of Auditors Proposal, which is considered a routine matter.
Q:
Who will tabulate and count the votes?

A:
Representatives or agents of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the Company’s inspector of election.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and report final results on a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

Q:
How do I submit a stockholder proposal for inclusion in the proxy materials in connection with the 2023 Annual Meeting?

A:
Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2023 Annual Meeting of Stockholders must submit their proposals to our Secretary on or before December 30, 2022.

All stockholder proposals must be addressed to OneMain Holdings, Inc., c/o Secretary, 601 NW Second Street, Evansville, Indiana 47708.
Q:
How do I submit a stockholder proposal for consideration at the 2023 Annual Meeting?

A:
Stockholders who wish to present a proposal for consideration at our 2023 Annual Meeting of Stockholders, but who do not wish to include such proposal in the proxy materials to be distributed by us in connection with our 2023 Annual Meeting of Stockholders, must provide notice thereof to our Secretary on or before March 15, 2023.

Apart from Exchange Act Rule 14a-8, certain procedures must be followed under our Bylaws for a stockholder to introduce an item of business at an annual meeting of stockholders.
If our Annual Meeting is held on June 13, 2022, as expected, any stockholder proposal for our 2023 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered untimely under our Bylaws if it is received by us prior to February 13, 2023 or after March 15, 2023. An untimely proposal may not be brought before or considered at our 2023 Annual Meeting of Stockholders. Any stockholder proposal notice submitted must also be made in compliance with our Bylaws.
All notices must be addressed to OneMain Holdings, Inc., c/o Secretary, 601 NW Second Street, Evansville, Indiana 47708. The chairman of our Annual Meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.
Q:
How do I submit a director nomination for consideration at the 2023 Annual Meeting?

A:
Stockholders who wish to present a director nomination for consideration at our 2023 Annual Meeting of Stockholders must provide notice thereof to our Secretary on or before March 15, 2023.

Certain procedures must be followed under our Bylaws for a stockholder to nominate persons for election as directors at an annual meeting of stockholders.
If our Annual Meeting is held on June 13, 2022, as expected, a notice of director nomination for our 2023 Annual Meeting of Stockholders that is not intended for inclusion in our proxy statement and proxy card in respect of such meeting will be considered untimely under our Bylaws if it is received by us prior to February 13, 2023 or after March 15, 2023. An untimely proposal may not be brought before or considered at our 2023 Annual Meeting of Stockholders. Any notice of a director nomination submitted must also be made in compliance with our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19. For more information regarding our procedures for director nominations as set forth in our Bylaws, please refer to “Corporate Governance — The Board of Directors — Selection of Director Nominees.”
All notices of director nominations must be addressed to OneMain Holdings, Inc., c/o Secretary, 601 NW Second Street, Evansville, Indiana 47708. The chairman of our Annual Meeting may refuse to acknowledge the introduction of any director nomination not made in compliance with the foregoing procedures.

Q:
How do I contact the Board?

A:
Our Board welcomes feedback. Any Company stockholder or other interested party who wishes to communicate with the Board or any of its members may do so by writing to the Board of Directors (or any one or more members):

c/o Secretary
OneMain Holdings, Inc.
601 NW Second Street
Evansville, Indiana 47708
Stockholders may also visit: https://investor.onemainfinancial.com/corporate-governance/contact-the-board/default.aspx.
Q:
Where can I find additional information?

A:
The Company files annual, quarterly and current reports, proxy statements, amendments to these reports and other information with the SEC. These reports can be accessed, free of charge, on the SEC’s website, www.sec.gov, or through our Investor Relations website, http://investor.onemainfinancial.com, under the heading “Financials & Filings.”

We will also provide, without charge to each stockholder upon written request, a copy of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and all amendments to those reports. Written requests for copies can be made by mail to: Secretary, 601 NW Second Street, Evansville, Indiana 47708 or by telephone at (812) 424-8031.

Appendix
Non-GAAP Financial Measures and Key Performance Indicators
This proxy statement contains certain financial metrics that we use, among other factors, to assess performance under our annual incentive program and with respect to PSU awards. These metrics include C&I Capital Generation, C&I Net Charge-Offs, C&I Operating Expenses and C&I ROR under our annual incentive program, and Economic Average Diluted EPS Growth and Economic Average Unlevered Return and, for awards granted in 2021, Economic Earnings Average Growth, with respect to PSU awards. Of these metrics, C&I Capital Generation, C&I Operating Expenses, C&I ROR, Economic Average Diluted EPS Growth, Economic Average Unlevered Return and Economic Earnings Average Growth are calculated on a basis other than in accordance with United States generally accepted accounting principles (“GAAP”). The tables below present the quantitative metrics provided in connection with our executive compensation program (other than the number of customer accounts outstanding) and, for each non-GAAP financial measure, a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. These metrics, as well as the Managed Receivables metric, which is a key performance indicator, are calculated as follows:
•
C&I Capital Generation (non-GAAP) is equal to C&I adjusted net income, excluding the after-tax change in C&I allowance for finance receivable losses.

•
C&I Net Charge-Offs represent annualized net charge-offs as a percentage of average net receivables in the C&I segment.

•
C&I Operating Expenses (non-GAAP) are operating expenses that are directly correlated to the C&I segment, adjusted to exclude the impact of the Performance Option Awards and direct costs associated with COVID-19.

•
C&I ROR (non-GAAP) is determined on an adjusted C&I basis, and is the sum of C&I interest income on finance receivables and C&I other revenues, less C&I Net Charge-Offs, C&I Operating Expenses and insurance policy benefits and claims, divided by average C&I net receivables.

•
Economic Average Diluted EPS Growth (non-GAAP), which was used in connection with PSU awards previously granted to our NEOs, is Economic Earnings Average Growth divided by the fully diluted average outstanding shares.

•
Economic Average Unlevered Return (non-GAAP) is the simple three year average of the annual economic unlevered return on receivables percentage, which is defined as pre-tax income, excluding the impact of changes in the loan loss reserve, interest expense and intangible amortization, divided by average net receivables.

•
Economic Earnings Average Growth (non-GAAP) is the simple three year average of Economic Earnings, which is defined as GAAP net income excluding after-tax impact of changes in loan loss reserve and intangible amortization.

•
Managed Receivables is the sum of C&I net finance receivables and finance receivables serviced for our whole loan sale partners.

Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable measure calculated in accordance with GAAP. In the context of our executive compensation program we believe these non-GAAP financial measures provide useful information to evaluate the performance of our business.
In many cases, non-GAAP financial measures are determined by adjusting the most directly comparable GAAP measure to exclude non-GAAP adjustments that we believe are not representative of our underlying business performance. Readers should consider the limitations associated with these non-GAAP financial measures, including the potential lack of comparability of these measures from one company to another.

C&I Adjusted Pretax Income (Non-GAAP)
(unaudited, $ in millions)	FY21
Consumer & Insurance	$1,788
Other	(7)
Segment to GAAP Adjustment	(40)
Income Before Income Taxes – GAAP basis	$1,741
Pretax Income — Segment Accounting Basis	$1,788
Cash-Settled Performance Option Awards	54
Direct Costs Associated with COVID-19	6
Acquisition-Related Transaction and Integration Expenses	0
Net Loss on Repurchases and Repayments of Debt	70
Net Gain on Sale of Cost Method Investment	0
Restructuring Charges	0
C&I Adjusted Pretax Income (non-GAAP)	$1,918
Reconciling Items(1)	$(171)

(1)
Reconciling items consist of Total Segment to GAAP Adjustment and the adjustments to Pretax Income (Loss) – Segment Accounting Basis.

Supplemental C&I Segment Metrics
(unaudited, $ in millions)	12/31/2021
Consumer & Insurance	$19,215
Segment to GAAP Adjustment	(3)
Net Finance Receivables – GAAP basis	$19,212
Consumer & Insurance	$2,102
Segment to GAAP Adjustment	(7)
Allowance for Finance Receivable Losses – GAAP basis	$2,095
Managed Receivables
C&I Net Finance Receivables	$19,215
Finance Receivables Serviced for our Whole Loan Sale Partners	414
Managed Receivables	$19,629

C&I Adjusted Pretax Income and Adjusted Net Income (Non-GAAP)
(unaudited, $ in millions, except per share statistics)	FY21
Interest Income	$4,355
Interest Expense	(930)
Provision for Finance Receivable Losses	(587)
Net Interest Income after Provision for Finance Receivable Losses	$2,838
Insurance	434
Investment	65
Gain on Sales of Finance Receivables	47
Other	51
Total Other Revenues	$597
Operating Expenses	(1,341)
Insurance Policy Benefits and Claims	(176)
Total Other Expenses	$(1,517)
C&I Adjusted Pretax Income (non-GAAP)	$1,918
Income Taxes(1)	(480)
C&I Adjusted Net Income (non-GAAP)	$1,438
C&I Adjusted Diluted EPS	$10.81

(1)
Income taxes assume a 25% tax rate for 2021.

C&I Risk Adjusted Margin and Unlevered ROR (Non-GAAP)
(unaudited, $ in millions)	FY21
Revenue(1)	26.1%
Net Charge-off	(4.2%)
C&I Risk Adjusted Margin	21.9%
Operating Expenses	(7.3%)
C&I Unlevered ROR (non-GAAP)	14.6%

(1)
Revenue includes interest income on finance receivables plus other revenues less insurance policy benefits and claims.

C&I Capital Generation (Non-GAAP)
(unaudited, $ in millions)	FY21
Provision for Finance Receivable Losses	$587
Net Charge-offs	(768)
Change in C&I Allowance for Finance Receivable Losses (non-GAAP)	$(181)
C&I Adjusted Pretax Income (non-GAAP)	1,918
C&I Pretax Capital Generation (non-GAAP)	$1,737
C&I Capital Generation, net of tax(1) (non-GAAP)	$1,303
C&I Average Net Receivables	18,286
C&I Capital Generation Return on Receivables (non-GAAP)	7.1%

(1)
Income taxes assume a 25% tax rate for 2021.

Economic Average Diluted EPS Growth (Non-GAAP)
(unaudited, $ in millions, except per share statistics)	FY18	FY19	FY20	FY21
Net Income(1)	$553	$855	$730	$1,314
Adjustments (net of tax)
Change in Allowance for Finance Receivable Losses	25	74	242	(131)
Intangible Amortization	39	34	28	24
Economic Earnings (non-GAAP)	$617	$963	$1,000	$1,207
Average Outstanding Shares (in millions)	136.0	136.3	134.9	133.1
Economic Average EPS (non-GAAP)	$4.54	$7.06	$7.41	$9.07
Year-over-Year Economic EPS Growth (non-GAAP)		55.7%	4.9%	22.4%
Economic Average Diluted EPS Growth (non-GAAP)				27.7%

(1)
Net income for 2018 was adjusted upward by $106 million in connection with the Consortium Acquisition.

Economic Average Unlevered Return (Non-GAAP)
(unaudited, $ in millions)	FY19	FY20	FY21
Pre-Tax Income	$1,098	$977	$1,741
Interest Expense	970	1,027	937
Change in Allowance for Finance Receivable Losses	98	322	(174)
Intangible Amortization	45	37	32
Economic Unlevered Return (non-GAAP)	$2,211	$2,363	$2,536
Average Net Receivables	17,055	17,997	18,281
Economic Unlevered ROR (non-GAAP)	13.0%	13.1%	13.9%
Economic Average Unlevered Return (%) (non-GAAP)			13.3%

SCAN TOVIEW MATERIALS & VOTE ONEMAIN HOLDINGS, INC.ATTN: SECRETARY601 N.W. SECOND STREETEVANSVILLE, INDIANA 47708 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 p.m. Eastern Time on June 12, 2022. Have yourproxy card in hand when you access the web site and follow the instructions toobtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxycards and annual reports electronically via e-mail or the Internet. To sign upfor electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive or access proxymaterials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time on June 12, 2022. Have your proxy card in hand whenyou call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D83151-P73487 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ONEMAIN HOLDINGS, INC. The Board of Directors recommends you vote FOR all the nominees listed under Proposal 1: 1. To elect three Class III directors to serve until the 2025Annual Meeting of Stockholders. Nominees:01) Valerie Soranno Keating02) Aneek S. Mamik03) Richard A. Smith The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for OneMain Holdings, Inc. for the yearending December 31, 2022. NOTE: The proxies are authorized to vote at their discretion upon any other matter that may properly come before the meeting or any adjournment orpostponement thereof. ForAllWithholdAllFor AllExcept To withhold authority to vote for any individualnominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com D83152-P73487 ONEMAIN HOLDINGS, INC.Annual Meeting of StockholdersJune 13, 2022 3:00 P.M. Central TimeThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Douglas H. Shulman, Micah R. Conrad, Lily Fu Claffee, and Jack R. Erkilla, or any of them as proxies, each with the power to appoint a substitute and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, and at their discretion on any matter that may properly come before the meeting, all of the shares of common stock of OneMain Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders and any adjournment(s) or postponement(s) thereof, to be held at 3:00 P.M., Central Time, on Monday, June 13, 2022, at601 NW Second Street, Evansville, Indiana 47708. This proxy hereby revokes any proxies previously submitted by the stockholder with respect to the shares represented by this proxy.IF NO OTHER INDICATION IS MADE ON AN EXECUTED PROXY CARD, THE PROXIES WILL VOTE
THE SHARES REPRESENTED BY THIS PROXY FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.Continued and to be signed on reverse side